As filed with the Securities and Exchange Commission on January 5, 2006
                                                 Registration No. 333-__________
================================================================================

                United States Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form SB-2
             Registration Statement under the Securities Act of 1933

                            Premier Exhibitions, Inc.
                 (Name of small business issuer in its charter)

          Florida                              7900                20-1424922
          -------                              ----                ----------
(State or other jurisdiction      (Primary Standard Industrial (I.R.S. employer
of incorporation or organization)  Classification Code Number)  identification number)

                       3340 Peachtree Road, NE, Suite 2250
                             Atlanta, Georgia 30326
                                 (404) 842-2600
          (Address and telephone number of principal executive offices)

                      Arnie Geller, Chief Executive Officer
                            Premier Exhibitions, Inc.
                       3340 Peachtree Road, NE, Suite 2250
                             Atlanta, Georgia 30326
                               Tel: (404) 842-2600
                               Fax: (404) 842-2626
            (Name, address and telephone number of agent for service)

                                   Copies to:
          Brian Wainger, Esq.                       James M. Jenkins, Esq.
 Vice President and Chief Legal Counsel             Daniel R. Kinel, Esq.
  3340 Peachtree Road, NE, Suite 2250            Harter, Secrest & Emery LLP
        Atlanta, Georgia 30326                     1600 Bausch & Lomb Place
          Tel: (404) 842-2600                      Rochester, New York 16604
          Fax: (404) 842-2626                         Tel: (585) 232-6500
                                                      Fax: (585) 232-2152

     Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
====================== ======================= ====================== ====================== ===================
Title of Each Class                             Proposed Maximum        Proposed Maximum
 of Securities to               Amount           Offering Price            Aggregate             Amount of
 be Registered            To be Registered          Per Share           Offering Price       Registration Fee
====================== ======================= ====================== ====================== ===================
 Common Stock, $.0001
 par value per share         4,956,577 (1)           $4.13 (2)             $20,470,663           $2,190.36
====================== ======================= ====================== ====================== ===================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).
(2) The maximum offering price has been estimated solely for the purpose of determining our registration fee pursuant to Rule 457(c) as the average of the high and low sales prices of our common stock on December 27, 2005, as quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc., of $4.26 and $4.00, respectively.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  Subject to completion, dated January 5, 2006

Preliminary Prospectus

     The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            Premier Exhibitions, Inc.

                        4,956,577 Shares of Common Stock

     This prospectus relates to the resale of up to 4,956,577 shares of our common stock, from time to time, by some of our shareholders:

     o who purchased shares of our common stock during a private placement that we completed in October 2005; or

     o Who may purchase shares of our common stock by exercising warrants that we granted to them in connection with the October 2005 private placement.

     These shareholders are referred to throughout this prospectus as the "selling shareholders." The selling shareholders may sell the common stock covered by this prospectus, from time to time, directly or through agents or dealers, on terms to be determined at the time of sale. The prices at which the selling shareholders may sell their shares will be determined by the prevailing market price for the shares at the time of sale or in negotiated transactions.

     The selling shareholders will receive all of the proceeds from any sales of our common stock made pursuant to this prospectus. Accordingly, we will receive no proceeds from sales of our common stock made pursuant to this prospectus. We are paying the expenses of registering the shares covered by this prospectus and preparing this prospectus, but the selling shareholders will pay any selling expenses incurred by them in connection with the shares of common stock covered by this prospectus.

     Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol "PXHB.OB." On December 27, 2005, the last reported sale price of our common stock on the OTC Bulletin Board was $4.20 per share.

     We  reorganized  our corporate  structure on October 14, 2004. As a result,
the  name  of  our  company  changed  from  "RMS  Titanic,   Inc."  to  "Premier
Exhibitions, Inc."

     Investing in our common stock involves a high degree of risk. Please see the section entitled "Risk Factors" beginning on page 9 of this prospectus to read about risks you should consider before buying our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is January 5, 2006.


                                TABLE OF CONTENTS

Prospectus Summary................................................................................................4
Risk Factors......................................................................................................9
Special Note Regarding Forward-Looking Statements................................................................15
Use of Proceeds..................................................................................................16
Market for our Common Stock and Related Shareholder Matters......................................................16
Management's Discussion and Analysis of Financial Condition and Results of Operation.............................17
Business.........................................................................................................23
Description of Properties........................................................................................29
Legal Proceedings................................................................................................30
Directors, Executive Officers and Significant Employees..........................................................33
Certain Relationships and Related Transactions...................................................................38
Security Ownership of Certain Beneficial Owners and Management...................................................38
Description of Common Stock......................................................................................40
Indemnification For Securities Act Liabilities...................................................................40
Selling Shareholders.............................................................................................40
Plan of Distribution.............................................................................................44
Legal Opinion....................................................................................................44
Experts..........................................................................................................45
Additional Information...........................................................................................45
Index to Consolidated Financial Statements......................................................................F-1


             ------------------------------------------------------

         We have not authorized any dealer, salesperson or other person to give you any information or to make any representations to you, other than those contained or incorporated by reference in this prospectus, in connection with the offer contained in this prospectus and, if given or made, you should not rely on such information or representations as having been authorized by us.

             ------------------------------------------------------


         This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

             ------------------------------------------------------


         This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. In addition, this prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents, if any, for a more complete understanding of the documents that we discuss in this prospectus. In making a decision to invest in our common stock, you must rely on your own examination of our company and the terms of the offering and the common stock, including the merits and risks involved.

             ------------------------------------------------------


         We are not making any representation to you regarding the legality of an investment in the common stock by you under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the common stock.

             ------------------------------------------------------

         In this prospectus, "Premier Exhibitions," "the company," "we," "us" and "our" refer to Premier Exhibitions, Inc., a Florida corporation, and its subsidiaries, taken as a whole, unless the context otherwise requires. In this prospectus, the "Securities Act" refers to the Securities Act of 1933, as amended. We reorganized our corporate structure on October 14, 2004. As a result, the name of our company changed from "RMS Titanic, Inc." to "Premier Exhibitions, Inc."

             ------------------------------------------------------

     The following summary highlights important information about the offering of common stock covered by this prospectus, but it may not contain all of the information that is important to you. You should read this summary only in conjunction with the more detailed information regarding this offering, our company, our common stock and our financial statements appearing elsewhere in this prospectus, including the section entitled "Risk Factors" beginning on page 9 of this prospectus.

                               PROSPECTUS SUMMARY

Our Company

     We have been developing and touring museum quality exhibitions since 1993. We are a holding company, and we operate our business through wholly-owned subsidiaries. Previously, we conducted our business through RMS Titanic, Inc., which is now our wholly-owned subsidiary. Presently our business consists of exhibitions based on the RMS Titanic and on human anatomy, respectively. We intend to present different exhibitions in the future, not related to the Titanic or to human anatomy.

Titanic Exhibitions
-------------------

     To date, we have derived most of our revenue from our Titanic exhibitions. Our subsidiary, RMS Titanic, Inc., operates our Titanic exhibitions. It is presently the only company permitted by law to recover objects from the wreck of the Titanic. The ocean liner Titanic sank approximately 400 miles off the southern coast of Newfoundland on April 15, 1912. The wreck lies more than 12,500 feet below the surface of the Atlantic Ocean. We have obtained oceanic material and scientific data available in various forms, including still photography, videotape and artifacts from the wreck site and are utilizing this data and the artifacts for historical verification, scientific education and public awareness. These activities generate revenue for us via ticket sales for our multiple museum quality exhibitions that tour the world, our participation in television programs about the Titanic, and the sale of Titanic merchandise.

     Our Titanic exhibitions have been exhibited in over forty venues throughout the world, including the United States, France, Greece, Japan, Switzerland, Chile, Argentina, China, England and other countries. The table below lists our Titanic exhibition locations during our current fiscal year:

     o    Whitaker Center, Harrisburg, PA (June 4 - September 18, 2005)
     o    Maryland  Science Center,  Baltimore,  MD (February 12 - September 11,
          2005)
     o    COSI Columbus, Columbus, OH (March 12 - September 5, 2005)
     o    Tropicana Resort & Casino, Las Vegas, NV (March 25, 2005 - January 31,
          2006)
     o    The Zappion, Athens, Greece (October 8, 2005 - March 1, 2006)
     o St. Louis Science Center, St. Louis, Missouri (November 11, 2005 - April 15, 2006)
     o    The AT Center, Seoul, South Korea (December 3, 2005 - March 1, 2006)

     We also anticipate opening the following additional Titanic exhibition during this fiscal year:

     o    Queen Mary, Long Beach, CA (December 2005 - April 2006)

         The opening date anticipated above is tentative. Due to the uncertainties involved in the development and setup of exhibitions, the opening date may be delayed and the exhibit location may be changed.

"BODIES . . . THE EXHIBITION" and "Bodies Revealed" Exhibitions

     We have recently begun using our experience in the exhibition business to conduct human anatomy exhibitions that are not related to the Titanic. We have acquired multi-year license and exhibition rights to five separate human anatomy exhibitions, each of which contains a collection of at least twenty whole human body specimens plus at least one hundred and fifty single human organs. We are already in possession of three of these sets of specimens, one of which we call the "Bodies Revealed" exhibition, and two of which we call "BODIES . . . THE EXHIBITION." We expect to acquire the two additional collections of specimens in the first several months of the 2006 calendar year and to expand the number of human anatomy exhibitions we conduct.

     These specimens are assembled into anatomy-based educational exhibitions featuring preserved human bodies, and offer the public an opportunity to explore the human body. The exhibitions include displays of dissected human bodies kept from decaying through a process called polymer preservation, also known as plastination. In essence, the bodies are drained of all fat and fluids, which are replaced with polymers such as silicone rubber, epoxy and polyester. This keeps the flesh from decaying and maintains its natural look. Skin from the bodies is removed, or partially removed, to reveal muscular, nervous, circulatory or digestive systems. The full body specimens are complemented by presentation cases of related individual organs, both healthy and diseased, that provide a detailed look into the elements that comprise each system.

     "Bodies Revealed" debuted in August 2004 in Blackpool, England and was the first non-Titanic exhibition that we produced. We expanded our human anatomy exhibition business by creating two additional exhibitions known as "BODIES . . .. THE EXHIBITION." The first opened in Tampa, Florida in August 2005 and the second in New York City in November 2005. The table below lists our "BODIES . . .. THE EXHIBITION" and "Bodies Revealed" exhibition locations during our current fiscal year:

     o "Bodies Revealed," Samsung's Everland Theme Park, Seoul, South Korea (March 2005 - November 2005)
     o "BODIES . . . THE EXHIBITION," Museum of Science and Industry, Tampa, FL (August 18, 2005 - February 26, 2006)
     o "BODIES . . . THE EXHIBITION," South Street Seaport, New York, NY (November 19, 2005 - undisclosed date)

     We intend to announce the opening of additional "BODIES . . . THE EXHIBITION" and "Bodies Revealed" exhibitions later this fiscal year.

     We expect to expand our exhibition business by presenting additional human anatomy based educational exhibitions in 2006.

General

     Our principal executive offices are located at 3340 Peachtree Road, N.E, Suite 2250, Atlanta, Georgia 30326. Our telephone number is (404) 842-2600. Our website addresses are: www.rmstitanic.net; www.titanicscience.com; www.bodiesrevealed.com; and www.bodiestheexhibition.com. Information on our websites is not part of this prospectus.

The October 2005 Private Placement

     We completed a private placement of securities on October 17, 2005, in which we sold units consisting of shares of our common stock and warrants to purchase shares of our common stock to the selling shareholders. Each unit consisted of 20,000 shares of our common stock, par value $.0001 per share, at a price of $1.67 per share and a five-year warrant to purchase 13,320 shares of common stock at an exercise price of $2.50 per share. The warrants provide for customary anti-dilution adjustments in the event of stock splits, stock dividends and recapitalizations. The warrants do not confer any voting or other shareholder rights.

     We offered and sold the units in reliance on Section 4(2) of the Securities Act. In connection with the sale, the selling shareholders represented to us that they were "accredited investors" within the meaning of Regulation D promulgated under the Securities Act.

     We sold units representing an aggregate of 2,975,136 shares of common stock and warrants to purchase an aggregate of 1,981,441 shares of common stock in the October 2005 private placement. The net proceeds to us was $4,968,478 and will be used by us for general working capital purposes.

     In connection with the October 2005 private placement, we also entered into registration rights agreements with the selling shareholders who purchased units in the private placement. Pursuant to such agreements, we are obligated to file a registration statement under the Securities Act to register the resale of the common stock underlying the units and the resale of the common stock underlying the warrants issued to the selling shareholders. This prospectus is part of the registration statement that we have filed to fulfill our obligations under the registration rights agreement.

                                  The Offering

------------------------------------- ------------------------------------------

Issuer:                               Premier Exhibitions, Inc.

Securities Offered:                   The selling shareholders are offering up
                                      to 4,956,577 shares of our common stock.
                                      The shares consist of:

                                      o   2,975,136 outstanding shares of
                                          common stock that we sold in the
                                          October 2005 private placement; and

                                      o   1,981,441 shares of common stock
                                          that are issuable upon the
                                          exercise of the warrants we
                                          issued to the investors in the
                                          October 2005 private placement.

OTC Symbol:                           "PXHB.OB."

Securities Outstanding:               As of December 27, 2005, 26,062,089 shares
                                      of our common stock were issued
                                      and outstanding.

Use of Proceeds:                      We will not receive any proceeds from
                                      sales of our common stock covered
                                      by this prospectus. The selling
                                      shareholders will receive all proceeds
                                      from sales of common stock covered by this prospectus.

Offering Price:                       The offering price for the shares
                                      of common stock covered by this prospectus will be determined by the prevailing market price for the shares at the time of their sale or in negotiated transactions.

Risk Factors:                         An investment in our common stock
                                      is highly speculative. You should read the "Risk Factors" section beginning on page 9 of this prospectus (along with other matters referred to and incorporated by reference in this prospectus) to ensure that you understand the risks associated with a purchase of our common stock.

Terms of Sale:                        The terms of sale for the shares
                                      of our common stock covered by this
                                      prospectus will be determined at the time of their sale.

--------------------------------------------------------------------------------

Summary Consolidated Financial Data

     The following financial information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and unaudited financial information included elsewhere in this prospectus.


                                                                  Year Ended          Six Months Ended
                                                              February 28, 2005        August 31, 2005
                                                            ----------------------- -----------------------
Consolidated Statements of Operations Data:                       (audited)              (unaudited)
   Revenues............................................        $    6,857,000          $    6,266,000
   Expenses............................................             7,932,000               4,177,000
   Net income (loss) ..................................            (1,475,000)              1,958,000
   Basic income (loss) per common share ...............                 (0.07)                   0.09
   Diluted income (loss) per common share .............                 (0.07)                   0.08

                                                             At February 28, 2005     At August 31, 2005
                                                            ----------------------- -----------------------
 Consolidated Balance Sheet:                                       (audited)              (unaudited)
   Cash and cash equivalents...........................        $    1,258,000          $    2,243,000
   Total assets........................................            10,764,000              15,821,000
   Total liabilities...................................             3,085,000               4,946,000
   Total shareholders' equity..........................             7,679,000              10,875,000

                                  RISK FACTORS

     You should carefully consider the risks described below before purchasing our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or cause the value of our common stock to drop. If any of the following risks actually occur, our business could be adversely affected. In those cases, the trading price of our common stock could decline, and you may lose the value of your investment in our securities.

                          Risks Related to Our Business
                          -----------------------------

Until recently, we have had a history of operating losses, and there is no assurance that we will achieve profitability in the future.

     We have a history of operating losses. For our fiscal year ended February 28, 2005, we experienced a net loss from continuing operations of $1,475,000. Only recently have we begun to achieve profitability. We cannot predict if we will continue to be profitable. It is uncertain if our future prospects will result in profitable operations and, if we experience future losses, the value of an investment in our common stock could decline significantly.

The successful implementation of our business strategy depends on our ability to generate cash flow from exhibitions.

     We are in the process of changing our business strategy in order to become a general exhibition company. Previously, we relied on third parties to produce our exhibitions, and we limited our exhibition to displays of Titanic artifacts. However, we are now the sole producers of our Titanic exhibitions, and we no longer rely on third parties for the production of these exhibitions. Moreover, we have in the past year expanded our exhibitions beyond those related to the Titanic to include human anatomy exhibitions. Our future operating results will depend on our ability to successfully implement our new business strategy. We believe that our ability to do so will depend on many factors, some of which we believe are beyond our control, including:

     o    our ability to continue to exhibit Titanic artifacts;

     o    our ability to develop new exhibitions that the public will attend;

     o our ability to operate our Titanic and non-Titanic exhibitions, such as our human anatomy exhibitions, profitably;

     o    the continued popularity of and public demand for Titanic exhibitions;
          and

     o    continued public demand for historical and scientific exhibitions.

We may be unable to raise additional capital.

     We will not receive any proceeds from the sale of the common stock covered by this prospectus. If we are unable to generate sufficient revenue for our planned operations, or if we encounter unforeseen costs, we will need to raise additional capital. We can give no assurances that additional capital will be available to us on favorable terms, or at all. Our inability to obtain additional capital, if and when needed, would have a material adverse effect upon our financial condition and our ability to continue to conduct our operations.

Developments in international law could deprive us of our salvor-in-possession rights to the Titanic wreck site.

     Historically, we have earned most of our revenue from Titanic-related exhibitions. At the present time, we are recognized under U.S. law as possessing salvor-in-possession rights to the Titanic wreck site. Salvor-in-possession rights are important because they afford us a number of exclusive rights to make use of the Titanic wreck site. These rights include the rights to explore the wreck site, claim possession of and title to artifacts recovered from the site, restore and display recovered artifacts, and make other use of the wreck. The U.S. government is working with the governments of the United Kingdom, France and Canada to adopt an international treaty concerning the Titanic wreck site. This treaty could eliminate our salvor-in-possession rights. The United Kingdom signed the treaty in November 2003, and the U.S. signed the treaty in June 2004. For the treaty to take effect, the U.S. must enact implementing legislation. As no implementing legislation has been proposed, the treaty currently has no binding legal effect. We have initiated legal action to protect our salvor-in-possession rights to the Titanic wreck site, but there can be no assurances that our efforts will be effective. As a result, we may lose our salvor-in-possession rights if the treaty goes into effect, which would have a material adverse effect on our business.

We may not realize the full value of the efforts we have expended to recover items from the Titanic wreck site or may be prohibited from exhibiting Titanic artifacts already under our control.

     At a future date, a trial may be held in the U.S. District Court for the Eastern District of Virginia to determine a salvage award to compensate us for our efforts in recovering items from the wreck of the Titanic. Although the trial to determine the salvage award has been delayed indefinitely, the court has already ruled that it would likely not give us title to the artifacts. As a result, at this time, the outcome of the salvage award trial is uncertain. It is possible that we may not be granted a salvage award that is commensurate with our recovery efforts. It is also possible that the court will take possession of the Titanic artifacts, which would prevent us from conducting future Titanic exhibitions. These outcomes would have a material adverse effect on our operations, which, in turn, would likely reduce the value of an investment in our common stock.

If we are unable to maintain our salvor-in-possession rights to the Titanic wreck and wreck site, our Titanic exhibitions could face increased competition.

     As recently as July 2, 2004, the U.S. District Court for the Eastern District of Virginia, recognized that we are the exclusive salvor-in-possession of the Titanic wreck and wreck site. Salvor-in-possession status enables us to prevent third parties from salvaging the Titanic wreck and wreck site and from interfering with our rights to salvage the wreck and wreck site. To maintain our salvor-in-possession rights, we must maintain a presence at the wreck by making periodic expeditions to the wreck site. In addition, we may have to commence legal proceedings against third parties who attempt to violate our rights as salvor-in-possession. Legal proceedings are expensive and time-consuming, and they divert our resources from productive uses. Moreover, there are no assurances that the court will continue to recognize us as the sole and exclusive salvor-in-possession of the Titanic wreck and wreck site. If we were to lose our salvor-in-possession rights, our Titanic exhibitions could be exposed to competition and we could lose the right to exhibit Titanic artifacts. Either of these outcomes would have a material adverse effect on our operations.

If we are unsuccessful in the shareholder litigation in which we are involved, our business may be seriously harmed.

     We are presently a defendant in Lawrence D'Addario v. Arnie Geller, Gerald Couture, Joe Marsh and R.M.S. Titanic, Inc., which is pending in the United States District Court for Eastern District of Virginia, Norfolk Division. This case concerns alleged breaches of fiduciary duty by our management. The parties to this action recently reached a tentative settlement, and the court granted preliminary approval of the settlement on November 10, 2005, subject to final approval following a fairness hearing scheduled for January 20, 2006. If the proposed settlement becomes final, this action will be terminated. See "Legal Proceedings-Other Legal Proceedings" for a description of the terms of the proposed settlement.

     We are also presently a defendant in Dave Shuttle and Barbara Shuttle v. Arnie Geller, G. Michael Harris, Gerald Couture, and R.M.S. Titanic, Inc. which is pending in the United States District Court for the Middle District of Florida. This case concerns alleged breaches of fiduciary duty by our management. We believe that this matter is directly related to the D'Addario case. We also recently reached a tentative settlement of this case, which settlement is incorporated into and has the same terms as the settlement in the D'Addario case. On December 7, 2005 the Florida court granted preliminary approval of the settlement, subject to final approval following a fairness hearing in the Florida court on January 27, 2006. If the Florida court gives final approval to this settlement, this action will also be terminated. See "Legal Proceedings-Other Legal Proceedings" for a description of the terms of the proposed settlement.

     Although we believe the D'Addario and Shuttle cases will settle, at this time their outcomes are uncertain because if one or both of the courts (in Virginia and Florida) reject(s) the settlement agreement, and if we lose the trial(s) and if damages are awarded against us, this outcome would have a material adverse effect on our operations, which, in turn, would reduce the value of an investment in our common stock.

     We are also presently a defendant and a counterclaim plaintiff in Plastination Company v. Premier Exhibitions, Inc. in the United States District Court for the Northern District of Ohio. In this case, the plaintiff alleges that our human anatomy exhibitions violate its intellectual property rights. The plaintiff seeks to enjoin us from continuing our human anatomy exhibitions and to obtain damages based on our alleged unfair competition. We believe that the plaintiff's claims are entirely without merit and although we intend to vigorously defend ourselves at trial and to just as vigorously prosecute our claims for unfair competition, the outcome of this case is uncertain and if we lose the trial, this outcome could have a material adverse impact on our ability to conduct our human anatomy exhibitions, which, in turn, would reduce the value of an investment in our common stock.

Our exhibitions are becoming subject to increasing competition.

     We believe that our Titanic exhibition business is changing. For example, an adverse ruling by the U.S. Court of Appeals for the Fourth Circuit stripped us of our exclusive right to photograph and film the Titanic wreck site. Because of this ruling, other companies can now photograph and film the Titanic wreck site, which exposes us to new competition that could, for example, result in our losing documentary opportunities. Moreover, it is possible that other companies may attempt to explore the Titanic wreck site in the future. If these companies were successful, we would face increased competition. Additionally, the availability of remote operated vehicles for charter from third parties to conduct expeditions may make it easier for others to gain access to the Titanic site in violation of our salvor-in-possession rights. These changes, as well as others, such as new laws and treaties or new interpretations of existing laws or treaties, could have a material adverse affect on our business.

     In addition, our "BODIES...THE EXHIBITION" and "Bodies Revealed" exhibitions are also subject to competition from other exhibition vendors. To the extent other exhibition companies are successful at marketing and promoting competing exhibitions that are perceived more favorably than our exhibitions by the public, there could be a material adverse affect on our business.

We depend upon third parties to provide us with access to the Titanic wreck site, as well as to assist us with our recovery and restoration activities.

     We do not own the equipment necessary to access the Titanic wreck site. Instead, each time we desire to undertake an expedition to the Titanic wreck site, we charter the necessary equipment and personnel for the expedition from third parties. Similarly, we utilize the services of third parties for recovery, restoration and preservation services. Because we lack the direct capability to independently access the Titanic wreck site, we contract with providers of these services. We therefore face the risk of being unable to access the Titanic wreck site or being unable to obtain necessary services when needed. These circumstances could arise if our third party providers charge more for their services, exit the business of providing the services, or are unable to, or refuse to, provide the services to us at prices that we are willing to pay. If we were unable to obtain necessary services from third parties, we would be unable to conduct future expeditions to the Titanic wreck site and consequently our ability to produce new Titanic exhibitions would be severely curtailed.

We depend on discretionary spending by consumers to generate revenue.

     The amount spent by consumers on discretionary items, such as entertainment activities and the purchase of merchandise, depends on their level of discretionary income, which may be adversely affected by general or local economic conditions. We believe the consumers primarily attend our exhibitions for entertainment. Accordingly, if consumers have less discretionary income to spend because of poor economic conditions, we believe they will be less likely to attend our exhibitions and purchase our merchandise.

     Consumers may decide that competing exhibitions are more appealing and, consequently, they may not attend our exhibitions. To date, we have had success exhibiting Titanic artifacts. There can be no assurance, however, that consumers will continue to be interested in viewing the Titanic or human anatomy exhibitions that we conduct, or that we will be able to present new, alternative exhibitions that consumers will find appealing.

We are subject to currency exchange rate fluctuations, which may have a negative effect on our results of operations.

     Our exhibitions tour outside the U.S. from time to time and our financial arrangements with our foreign vendors have historically been based upon foreign currencies. As a result, we are exposed to the risk of currency fluctuations between the U.S. dollar and the currencies of the countries in which our exhibitions are touring. If the value of the U.S. dollar increases in relation to these foreign currencies, our potential revenues from exhibition and merchandising activities outside the U.S. would be lowered and our results of operations could be harmed.

Our success depends on the services of our executive officers and key employees.

     We believe that our future success depends to a significant degree on the skills and efforts of Arnie Geller, our chief executive officer and chief financial officer, Tom Zaller, our vice president of exhibitions, and Brian Wainger, our chief legal counsel and vice president of business affairs. If we lose the services of Messrs. Geller, Zaller or Wainger, our business and operating results could be adversely affected.

We may be unable to hire and retain the skilled personnel we need to expand our operations.

     To meet our growth objectives and become a general exhibition company, we must attract and retain skilled technical, operational, managerial and sales and marketing personnel. If we fail to attract and retain the necessary personnel, we may be unable to achieve our business objectives and may lose our competitive position, which could lead to a significant decline in revenues. We face significant competition for these skilled professionals from other companies, research and academic institutions, government entities and other organizations.

New corporate governance requirements are likely to increase our costs and make it more difficult to attract qualified directors.

     We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as rules adopted by the Securities and Exchange Commission. We expect that these laws, rules and regulations will increase our legal and financial compliance costs and make some activities more difficult, time-consuming and costly. We also expect that these new requirements will make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur significantly higher costs to obtain coverage. These new requirements are also likely to make it more difficult for us to attract and retain qualified individuals to serve as members of our board of directors or committees of the board.

     Should our proposed settlements in the Shuttle and D'Addario lawsuits be approved, we will also be required to incur significant additional costs to comply with the corporate governance standards that we have proposed to settle those cases. Those costs could also have an adverse effect on our results of operations.

We are not presently subject to the same corporate governance standards as companies listed on registered stock exchanges or NASDAQ.

     Registered stock exchanges and NASDAQ have enhanced corporate governance requirements that apply to issuers that list their securities on those markets. Our common stock is quoted on the OTC Bulletin Board, which does not have comparable requirements. For instance, we are not required to have any independent directors or to adopt a code of ethics. In certain circumstances, management may not have the same interests as the shareholders and conflicts of interest may arise. We do not presently have a policy to resolve conflicts of interest. Notwithstanding the exercise of their fiduciary duties as directors and executive officers and any other duties that they may have to us or our other shareholders in general, these persons may have interests different than yours.

                    Risks Related to Owning Our Common Stock
                    ----------------------------------------

There is limited liquidity on the OTC Bulletin Board.

     When fewer shares of a security are being traded on the OTC Bulletin Board, price volatility may increase and price movement may outpace the ability of the OTC Bulletin Board to deliver accurate quote information. Due to lower trading volumes in our common stock, there may be a lower likelihood of orders for shares of our common stock being executed, and current prices may differ significantly from prices quoted by the OTC Bulletin Board at the time of order entry.

Our common stock is subject to the penny stock rules.

     The term "penny stock" generally refers to low-priced, speculative securities of very small companies. Before a broker-dealer can sell a penny stock, Securities and Exchange Commission rules require the broker-dealer to first approve the customer for the transaction and receive from the customer a written agreement for the transaction. The broker-dealer must furnish the customer with a document describing the risks of investing in penny stocks. The broker-dealer must tell the customer the current market quotation, if any, for the penny stock and the compensation the broker-dealer and its broker will receive for the trade. Finally, the broker-dealer must send monthly account statements showing the market value of each penny stock held in the customer's account. These requirements make penny stocks more difficult to trade. Since our common stock is subject to the penny stock rules, the market liquidity of our common stock may be adversely affected.

There may be a greater risk of fraud on the OTC Bulletin Board.

     OTC Bulletin Board securities are frequently targets for fraud or market manipulation. Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of market prices. If this should occur, the value of an investment in our common stock could decline significantly.

You could suffer substantial dilution and our stock price could decline if we issue additional securities in the future or if current holders of our securities choose to sell a large portion of their holdings at the same time.

     In addition to the current 26,062,089 outstanding shares of our common stock, approximately 2,955,000 shares of our common stock are issuable under currently outstanding stock options granted to our officers, directors and employees under our employee stock option plan. Sales of substantial amounts of our common stock in the public market, or the perception that these sales might occur, could materially adversely affect the prevailing market price of our common stock and our ability to raise capital. We may need additional capital in the future, and we may issue additional securities in order to obtain capital. If we do issue additional securities in the future through one or more offerings, a substantially larger number of shares would be outstanding, which may dilute the ownership interest of our existing shareholders.

Our common stock may not continue to be traded on the OTC Bulletin Board.

     We cannot provide any assurance that our common stock will continue to trade on the OTC Bulletin Board. Should our common stock cease to trade on the OTC Bulletin Board and fail to qualify for listing on another stock exchange or trading system, our common stock would be listed for trading only on the "Pink Sheets," which generally provide an even less liquid market than the OTC Bulletin Board. In such event, shareholders may find it more difficult to trade our common stock or to obtain accurate, current information concerning market prices for our common stock.

The trading price of our common stock is volatile, which could cause its value to decline.

     The market price of shares of our common stock has been volatile. The price of our common stock may continue to fluctuate in response to a number of factors, such as:

     o developments and resolution of current litigation to which we are a party;

     o    our cash resources and our ability to obtain additional funding;

     o announcements by us or our competitors of business development or exhibition projects;

     o    our decision to enter into strategic business relationships;

     o    changes in government regulations;

     o    changes in our revenue or expense levels; and

     o    negative reports on us by securities analysts.

     The occurrence of any of the above events may cause the price of our common stock to fall. In addition, the stock market in general and the market prices for other media or entertainment companies have experienced volatility that often has been unrelated to the operating performance or financial condition of such companies. Any broad market or industry fluctuations may adversely affect the trading price of our common stock, regardless of operating performance or prospects.

We do not plan to pay dividends on our common stock.

     We do not anticipate paying cash dividends to the holders of our common stock in the foreseeable future. Accordingly, investors in our common stock must rely upon subsequent sales after price appreciation as the sole method to realize a gain on an investment in our common stock. There are no assurances that the price of our common stock will ever appreciate in value. Investors seeking cash dividends should not buy our common stock.

It can be difficult to edit or cancel orders on the OTC Bulletin Board, which may impair your ability to sell our common stock at a favorable price.

     Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed. As a result, it may not be possible to edit orders. Consequently, it may not be possible to sell our common stock at a favorable price.

Increased dealer compensation could adversely affect the price of our common stock.

     The dealer's spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of shares of our common stock on the OTC Bulletin Board if such stock must be sold immediately. Further, purchasers of our shares of common stock may incur an immediate "paper" loss due to the price spread. Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for shares of our common stock on the OTC Bulletin Board. Due to the foregoing, demand for our shares of common stock on the OTC Bulletin Board may be decreased or eliminated.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Except for historical facts, the statements in this prospectus are forward-looking statements. Forward-looking statements are merely our current predictions of future events. These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include those discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." We assume no obligation to update our forward-looking statements to reflect new information or developments. We urge readers to review carefully the risk factors described in this prospectus and the other documents that we file with the Securities and Exchange Commission. You can read these documents at www.sec.gov.

     We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, or to reflect any events or circumstances after the date of this prospectus or the date of any applicable prospectus supplement. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements made are reasonable, ultimately we may not achieve such plans, fulfill such intentions or meet such expectations.

                                 USE OF PROCEEDS

     The selling shareholders are selling the shares of common stock covered by this prospectus. We will not receive any proceeds from sales of the common stock covered by this prospectus.

                           MARKET FOR OUR COMMON STOCK
                         AND RELATED SHAREHOLDER MATTERS

Market Information

     Our common stock is quoted on the OTC Bulletin Board by The National Association of Securities Dealers, Inc. under the symbol "PXHB.OB." Prior to October 14, 2004, when we conducted our business through our wholly-owned subsidiary, RMS Titanic, Inc., our common stock was quoted on the OTC Bulletin Board under the symbol "SOST.OB."

     The following table provides the high and low closing prices for our common stock as reported on the OTC Bulletin Board for the periods indicated. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and they may not represent actual transactions.

--------------------------------------------------------------------------------

                       Closing Prices of our Common Stock
                            on the OTC Bulletin Board

Fiscal Year 2006                                         High              Low
----------------                                         ----              ---
Third quarter ended November 30, 2005...................$4.39             $1.78
Second quarter ended August 31, 2005.....................2.05              1.50
First quarter ended May 31, 2005.........................2.39              1.14

Fiscal Year 2005
Fourth quarter ended February 28, 2005..................$1.25             $0.57
Third quarter ended November 30, 2004....................1.18              0.77
Second quarter ended August 31, 2004.....................1.48              1.02
First quarter ended May 31, 2004.........................2.48              0.97

Fiscal Year 2004
Fourth quarter ended February 29, 2004..................$1.90             $0.26
Third quarter ended November 30, 2003....................0.30              0.21
Second quarter ended August 31, 2003.....................0.45              0.20
First quarter ended May 31, 2003.........................0.49              0.04

--------------------------------------------------------------------------------


Holders

     On December 27, 2005, the last sale price of our common stock, as reported on the OTC Bulletin Board, was $4.20 per share. On December 27, 2005, we had 2,487 holders of record of our common stock. This number does not include shareholders for whom shares were held in a "nominee" or "street" name.

Dividends

     We have never declared or paid cash dividends on our capital stock, and we do not plan to pay any cash dividends in the foreseeable future. We currently intend to retain any future earnings to finance our operations and future growth.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

     The following discussion should be read together with our financial statements and the notes related to those financial statements, as well as the other financial information included in this prospectus.

                              Results of Operations

The Three and Six Month Periods Ended August 31, 2005 compared to the Three and Six Month Periods Ended August 31, 2004

Three Months Ended August 31, 2005 and 2004
-------------------------------------------

     During the quarter ended August 31, 2005, our revenues increased approximately 57% to $3,734,000 as compared to $2,381,000 in the quarter ended August 31, 2004. This change was principally attributable to an increase in exhibition and related merchandise sales of approximately 53% to $3,497,000 during the quarter ended August 31, 2005 as compared to $2,290,000 for the prior year quarter ended August 31, 2004. The increase in revenues for our second quarter ended August 31, 2005 reflects our direct management of our Titanic exhibitions that began in our fiscal year ended February 28, 2005. Our
"Bodies...The Exhibition" and "Bodies Revealed" exhibitions contributed additional revenue for the quarter ended August 31, 2005.

     Merchandise and other revenue increased approximately 160% from $84,000 to $218,000, during the second quarter ended August 31, 2004 as compared to the second quarter ended August 31, 2005. These increases are attributed to higher sales during the quarter ended August 31, 2005 of Titanic merchandise sold separately from the exhibitions.

     Our sale of coal recovered from the Titanic increased to $19,000 from $7,000, or approximately 171%, during the second quarter ended August 31, 2005 as compared to the second quarter ended August 31, 2004. This increase is attributed to higher exhibit sales of coal sold separately. Coal-related jewelry is included in general merchandise sales.

     We incurred exhibition costs of $627,000 and $966,000 for the second quarters ended August 31, 2005 and 2004, respectively, as we now conduct our own exhibitions and therefore we incur costs for advertising, marketing, promotion and installation and de-installation of exhibitry and artifacts. We had a decrease in exhibition costs during the quarter ended August 31, 2005 resulting from lower installation and de-installation costs attributable to ongoing venues during the period. Prior to fiscal year 2005, those costs were borne by our licensee that conducted the Titanic exhibitions directly.

     Our general and administrative expenses increased to $1,308,000 from $1,106,000, or approximately 18% during the second quarter ended August 31, 2005 as compared to the second quarter ended August 31, 2004. This increase is attributed to increased personnel necessary to organize, administer, and manage our exhibitions.

     Our depreciation and amortization expenses increased $107,000 or 72% to $255,000 during the second quarter ended August 31, 2005 as compared to $148,000 for the second quarter ended August 31, 2004. These increases primarily reflect additional investments made in fixed assets for our exhibitions. In addition, there was an increase in amortization expense associated with amortization of exhibition licenses of $172,000, which was not present in the quarter ended August 31, 2004.

     We realized income of $1,537,000 from operations during the second quarter ended August 31, 2005 as compared to income of $149,000 from operations in the same prior year period. Management attributes this increase in income from operations to higher revenues that have resulted from conducting our own exhibitions, despite increases in operating and general and administrative expenses, as well as to revenue contributions from our newest exhibitions, "Bodies Revealed" and "Bodies...The Exhibition." Our limited operating income for the quarter ended August 31, 2004 was primarily attributed to our transition as a licensor of Titanic artifacts to a direct operator of the Titanic exhibition tours.

     We incurred interest expense of $15,000 and $34,000 for the quarters ended August 31, 2004 and 2005, respectively. Interest expense during the quarter ended August 31, 2005 primarily pertains to interest accrued on a $1,000,000 credit facility provided by our joint venture partner and a shareholder loan of $500,000 that was made in anticipation of our capital needs as we transitioned to the direct management of our exhibitions.

     We realized net income of $1,503,000 for the three months ended August 31, 2005 as compared to net income of $134,000 in the same prior year period. Basic income per common share for the three months ended August 31, 2005 and 2004 was $0.07 and $0.01, respectively. Diluted income per common share for the quarters ended August 31, 2005 and 2004 was $0.06 and $0.01, respectively. The diluted weighted average shares outstanding for the quarters ended August 31, 2005 and 2004 was 25,315,631 and 19,841,431, respectively.

Six Months Ended August 31, 2005 and 2004
-----------------------------------------

     During the six month period ended August 31, 2005, our revenues increased approximately 126% to $6,266,000 as compared to $2,772,000 for the six month period ended August 31, 2004. These changes were principally attributable to increases in exhibition and related merchandise sales of approximately 118% to $5,890,000 during the six month period ended August 31, 2005 as compared to $2,699,000 for the six month period ended August 31, 2004. The increase in revenues for our six month period ended August 31, 2005 reflects our direct management of our Titanic exhibitions that began in our fiscal year ended
February  28,  2005.  Our  "Bodies....The   Exhibition"  and  "Bodies  Revealed"
exhibitions contributed additional revenue for the six month period ended August 31, 2005.

     Merchandise and other revenue increased approximately 496% from $52,000 to $310,000 during the six month period ended August 31, 2004 as compared to the six month period ended August 31, 2005. This increase is attributed to higher sales during the six month period ended August 31, 2005 of Titanic merchandise sold separately from our exhibitions.

     Our sale of coal-related jewelry made from coal recovered from the Titanic increased to $66,000 from $21,000, or approximately 214% during the six month period ended August 31, 2005 as compared to the six month period ended August 31, 2004. This increase is attributed to higher exhibit sales of coal items sold separately. Coal-related jewelry is included in general merchandise sales.

     We incurred exhibition costs of $1,423,000 and $1,240,000, respectively, for the six month period ended August 31, 2005 and 2004, as we now conduct our own exhibitions and thereby incur costs for advertising, marketing, promotion and installation and de-installation of exhibitry and artifacts. Prior to fiscal year 2005, those costs were borne by our licensee that conducted the Titanic exhibitions directly.

     Our general and administrative expenses increased to $2,399,000 or approximately 17% during the six month period ended August 31, 2005 as compared to $2,051,000 for the six month period ended August 31, 2004. This increase is attributed to increased personnel necessary to organize, administer, and manage our exhibitions.

     Our depreciation and amortization expenses increased $153,000 or 87% to $329,000 during the six month period ended August 31, 2005 as compared to $176,000 for the six month period ended August 31, 2004. The increase primarily reflects additional investments made in fixed assets for our exhibitions. In addition, in the six month period ended August 31, 2005, there was an increase in amortization expense associated with amortization of exhibition licenses of $172,000, which was not present in the six month period ended August 31, 2004.

     We realized income of $2,089,000 from operations during the six month period ended August 31, 2005 as compared to a loss of $723,000 from operations in the same prior year period. Management attributes this increase in income from operations to higher revenues from conducting our own exhibitions, despite increases in operating and general and administrative expenses, as well as to revenue contributions from our newest exhibitions, "Bodies Revealed" and "Bodies...The Exhibition." The operating loss for the six month period ended August 31, 2004 is primarily attributed to our transition as a licensor of Titanic artifacts to a direct operator of our Titanic exhibitions.

     We realized interest income of $1,000 and $4,000 for the six month periods ended August 31, 2004 and 2005, respectively. We incurred interest expense of $19,000 and $51,000 for the six month periods ended August 31, 2004 and 2005, respectively. Interest expense during the six month period ended August 31, 2005 primarily pertains to interest accrued on a $1,000,000 credit facility provided by our joint venture partner and a shareholder loan of $500,000 that was made to us in anticipation of our capital needs as we transitioned to the direct management of our exhibitions.

     Net income of $1,958,000 was realized for the six months ended August 31, 2005 as compared to a net loss of $741,000 in the same prior year period. Basic income (loss) per common share for the six month periods ended August 31, 2005 and 2004 was $0.09 and ($0.04), respectively. The basic weighted average shares outstanding for the six month periods ended August 31, 2005 and 2004 was 22,927,113 and 19,341,391, respectively. Diluted income (loss) per common share for the six month periods ended August 31, 2005 and 2004 was $0.08 and ($0.04), respectively. The diluted weighted average shares outstanding for the six month periods ended August 31, 2005 and 2004 was 25,167,805 and 19,341,391,
respectively.

Year Ended February 28, 2005 as compared to Year Ended February 29, 2004

     During fiscal year 2005, our revenues increased to $6,857,000 from $2,864,000 in fiscal year 2004. This increase of approximately 139% is primarily a result of an increase of $3,643,000 in our exhibition and related merchandise sales. We believe that these significant increases in revenues reflect our direct management of our Titanic exhibitions, which began during the first quarter of fiscal year 2005.

     Merchandise and other revenue increased approximately 326% from $119,000 to $507,000, during the fiscal year 2005 as compared to the fiscal year 2004. These increases are attributable to higher sales of Titanic merchandise sold separately from the exhibitions during fiscal year 2005. Our revenue from the sale of coal-related items decreased from $68,000 to $30,000 or approximately 56% during the 2005 fiscal year as compared to the 2004 fiscal year. This decrease is attributable to lower exhibit sales of coal sold separately. Coal-related jewelry is included in general merchandise sales.

     The cost of sales of merchandise sold increased 134% to $257,000 from $110,000 in fiscal year 2005 as compared to fiscal year 2004. This increase was the result of higher revenues of merchandise during the 2005 fiscal year.

     We incurred exhibition costs of $2,891,000 for the fiscal year 2005 as we now conduct our own exhibitions with museum venues and thereby incur costs for advertising, marketing and promotion, as well as installation and de-installation of exhibitry and artifacts. There were no similar costs incurred in fiscal year 2004 as those costs were borne by our licensee who conducted our Titanic exhibitions.

     Our general and administrative expenses increased $995,000, or approximately 23%, from $3,402,000 in fiscal year 2004 to $4,397,000 in fiscal year 2005. During fiscal year 2005, we hired personnel to organize, administer, and manage our exhibitions. Increases in expenses for legal, insurance, conservation and occupancy for fiscal 2005 represented the largest portion of the remaining increase in general and administrative expenses.

     Our depreciation and amortization expenses increased to $378,000 from $253,000, or 49%, during fiscal year 2005 as compared to fiscal year 2004. These increases primarily reflect the acquisition of fixed assets during fiscal year 2005, including the five sets of exhibition exhibitry acquired from our former licensee, as well as additional investments made in fixed assets for our exhibitions.

     Our loss from operations decreased to $1,075,000 in fiscal year 2005 as compared to $1,097,000 in fiscal year 2004, a decrease of approximately 2%. This operating loss is primarily attributable to the losses incurred from our transition from being a licensor of Titanic artifacts to a direct operator of Titanic exhibitions.

     Interest income for fiscal year 2005 amounted to $2,000 as compared to $9,000 in the prior fiscal year. This decrease in interest income is a consequence of maintaining lower cash balances and the minimal interest earned on our bank accounts. We incurred interest expense of $46,000 for fiscal year 2005 on a shareholder loan of $500,000 that was made in anticipation of our capital needs during our transition to the direct management of our exhibitions. There was no interest expense incurred during fiscal year 2004, as we had no debt.

     Our loss from continuing operations before provision for income taxes was $1,475,000 in fiscal year 2005 as compared to a loss from continuing operations before taxes of $827,000 in fiscal year 2004. There was no provision for income taxes in either fiscal year. We incurred a loss of $(.07) per share for fiscal year 2005, compared to a loss of $(.02) per share for fiscal year 2004. The weighted average common shares outstanding were 20,818,898 and 18,960,047 for fiscal years 2005 and 2004, respectively.

     As we begin to more efficiently manage our exhibitions, we expect our operations to become more profitable. In addition, as we have been able to devote less time to litigation, we have been able to focus on opportunities for future growth of our business. We believe that our plans to become a major exhibitor of premier exhibitions can continue to develop with our present strategy.

     We have no off balance sheet financial arrangements.

                         Liquidity And Capital Resources
                         -------------------------------

     Net cash provided by operating activities was $1,820,000 for the six months ended August 31, 2005 as compared to net cash used in operating activities of $170,000 in the same prior year period ended August 31, 2004. The increase in cash provided by operating activities primarily reflects our change in operations to directly conducting our Titanic exhibitions with museums and other parties. Also, our newest exhibitions, "Bodies...The Exhibition" and "Bodies...Revealed" have contributed to our cash provided by operating activities as we negotiate advance payments against anticipated exhibition revenues to book these exhibitions.

     For the six months ended August 31, 2005, the total cash used in investing activities was $2,765,000, which included acquisition of property and equipment of $683,000 and the acquisition of exhibition licenses of $2,082,000. The increase in acquisition of property and equipment primarily consists of the purchase of additional exhibitry used in our Titanic, "Bodies...Revealed" and "Bodies...The Exhibition" exhibits. The increase in acquisition of exhibition licenses includes licenses acquired from Exhibitions International, Inc. for exclusive licensing rights to certain anatomical specimens. In addition, we have purchased multi-year license and exhibition rights for several additional separate human anatomy exhibitions.

     For the six months ended August 31, 2005, cash provided by financing activities was $1,960,000 and included advanced exhibit funding of $1,479,000 and a $1,000,000 credit facility made by our joint venture partner, pursuant to a joint venture we entered into in April 2005. This credit facility is repayable quarterly on account of principal in the amount of $100,000 per quarter in and $150,000 per quarter beginning September 30, 2005 and $150,000 per quarter in 2006, together with interest at the rate of ten percent per annum and repayable in full on September 30, 2006. We provided a general security interest over our assets as part of this facility. In addition, our joint venture partner purchased 300,000 shares of our common stock for $500,000. We also received approximately $64,000 in cash from the exercise of warrants during the six month period ended August 31, 2005. In the prior year period, we received a shareholder loan of $500,000 that provided funding to assist us in our transition to directly managing our own exhibitions. This shareholder loan is unsecured and is for a five-year term with interest at six percent over the prime rate and requires quarterly payments of interest and principal.

     Additional details concerning the terms of this joint venture are contained in Note 3 to our Interim Unaudited Financial Statements included in this prospectus.

     For the six months ended August 31, 2004, cash provided by financing activities was $1,753,000, which included a private placement of securities in August 2004 and a loan provided by two shareholders. In August 2004, we closed a private placement in which we sold 1,469,927 shares of common stock and warrants to purchase 441,003 shares of common stock for aggregate consideration of $1,514,000. The net proceeds of this private placement were $1,278,000 after fees, expenses and other costs. In connection with this private placement, we also issued warrants to purchase 293,985 shares of common stock to our placement agent. All of the warrants issued in the private placement are exercisable over a five-year term at an exercise price of $1.50 per share. This private placement was used to supplement our working capital needs.

     Our working capital and shareholders' equity was $180,000 and $10,875,000, respectively, at August 31, 2005, as compared with working capital of $857,000 and shareholders' equity of $7,679,000 at February 28, 2005.

     We conducted our seventh research and recovery expedition to the Titanic wreck site in fiscal year 2005. We were successful in rescuing over 75 important historic artifacts. We plan on continuing our recovery work by planning future expeditions to the Titanic wreck-site as we intend to maintain our sole and exclusive rights as salvor-in-possession as conferred upon us by the U.S. District Court for the Eastern District of Virginia. Expedition 2004, which took place in fiscal year 2005, departed from Halifax, Nova Scotia, Canada on August 25, 2004 and for the first time allowed us to rely exclusively on a deep ocean remotely operated vehicle that permitted the expedition to utilize round-the-clock underwater operations. The mission objectives for Expedition 2004, in addition to recovering important historical objects and identifying artifacts for future recovery, were to inspect the wreck-site for alleged harm caused by previous visitors and, if necessary, to help us establish guidelines for future visitation to the wreck site. All of the mission objectives for Expedition 2004 were met. During the second and third quarters of fiscal year 2005, we spent $747,000 on this expedition and accounted for it as a cost of our salvor-in-possession right. A previous ruling from the U.S. District Court for the Eastern District of Virginia, which has jurisdiction over our salvor activities, declared that our salvor-in-possession right was our principal asset. There can be no assurance that our salvor-in-possession right will be maintained, as such right may be impaired as discussed further herein under "Legal Proceedings" and "Risk Factors."

     We expect that we will require additional outside funding to further implement our plans to conduct future exhibitions of the Titanic and medical-anatomical exhibitions as well as other exhibitions we may develop. Previously, we relied upon third parties to conduct our exhibitions under a licensing arrangement. There can be no assurances that further outside financing will be available when needed upon reasonable terms and as timely as we may require for the proper conduct of these and other future endeavors. If such further financing is not available, it could have a detrimental impact on our business.

     We   terminated   our   licensing   tour   agreement   with  Clear  Channel
Communications, Inc. ("CCC") on April 25, 2004 and we are now directly conducting exhibitions of Titanic artifacts with museums and other parties. As a result of directly operating our exhibitions, we have incurred substantial expenses for hiring personnel, purchasing exhibitry, transporting artifacts and exhibitry, administrative expense and other costs. Prior to the end of the license agreement with CCC, we purchased from CCC for $600,000 all Titanic exhibitry owned by CCC, which included exhibitry for five complete exhibitions of Titanic artifacts. We have already completed payment for this acquisition.

     We began presenting our own Titanic exhibitions in May 2004. We now have seven separate Titanic exhibitions. Since May 2004, we have successfully conducted exhibitions in Philadelphia, Pennsylvania, Salt Lake City, Utah, Manchester, England, Omaha, Nebraska and Shanghai, China. During the six month period ended August 31, 2005, we also successfully conducted Titanic exhibitions in Las Vegas, Nevada, Baltimore, Maryland, Columbus, Ohio, and Harrisburg, Pennsylvania. In addition, we began our new "Bodies Revealed" exhibition in Blackpool, England, which ran from August through October 2004. We recently conducted another "Bodies Revealed" exhibition Seoul, Korea that ran from March 2005 to November 2005. We are currently presenting our "BODIES . . . THE EXHIBITION" exhibitions in Tampa, Florida and New York City.

     In order to protect our salvor-in-possession status and to prevent third-parties from salvaging the Titanic wreck and wreck site, or interfering with our rights and ability to salvage the wreck and wreck site, we may have to commence judicial proceedings against third-parties. Such proceedings could be expensive and time-consuming. Additionally, in order to maintain our salvor-in-possession status we are required to maintain a reasonable presence over the wreck. We may be required to incur the costs for future expeditions so as to maintain our salvor-in-possession status. Our ability to undertake future expeditions may be dependent upon the availability of financing. No assurances can be given that any financing will be available on satisfactory terms, if at all.

     Critical Accounting Policies
     ----------------------------

     SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. We have elected to account for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Procedures Bulletin, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees," and to present pro forma earnings (loss) and per share information as though it had adopted SFAS No. 123. Under the provisions of APB Opinion No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of our common stock at the date of the grant over the amount an employee must pay to acquire the stock.

     Recent Accounting Pronouncements
     --------------------------------

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets" that amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions." SFAS 153 amends APB 29 to eliminate the fair-value exception for nonmonetary exchanges of similar productive assets and replace it with a general exception for nonmonetary exchanges that do not have commercial substance. It is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. This statement is not anticipated to have a material impact on our financial position or results of operations.

     In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which establishes accounting standards for all transactions in which an entity exchanges its equity instruments for goods and services. SFAS 123(R) revises SFAS No. 123, "Accounting for Stock-Based Compensation," supersedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and amends Financial Accounting Standard No. 95, "Statement of Cash Flows," SFAS No. 123(R) generally requires us to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the date of the grant. The standard requires the fair value on the grant date to be estimated using either an option-pricing model which is consistent with the terms of the award or a market observed price, if such a price exists. The resulting cost must be recognized over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period. SFAS 123(R) must be adopted no later than periods beginning after June 15, 2005. We have adopted SFAS 123(R) and expect the adoption of SFAS 123(R) will not have a material impact on its net income and earnings per share.

                                    BUSINESS

Overview

     We  are  in  the  business  of  developing   and  touring   museum  quality
exhibitions. We are known best for our Titanic exhibitions, which we conduct through our wholly-owned subsidiary RMS Titanic, Inc. and which honor the ill-fated cruise liner RMS Titanic. The Titanic has continued to captivate the thoughts and imagination of millions of people throughout the world since 1912, when it struck an iceberg and sank in the North Atlantic Ocean, causing the loss of more than 1,500 of the 2,228 lives on board.

     At the present time, we are recognized as the salvor-in-possession of the Titanic wreck. As such, we have the exclusive right to recover items from the Titanic. Through our explorations, we have obtained oceanic material and scientific data, including still photography and videotape, as well as artifacts from the Titanic wreck site, which lies more than 12,500 feet below the surface of the Atlantic Ocean, approximately 400 miles off the southern coast of
Newfoundland. We utilize this data and the artifacts for historical verification, scientific education and public awareness. These activities generate income for us through touring exhibitions, television programs and the sale of merchandise. We believe that we are in a unique position to present exhibitions of Titanic artifacts because of our exclusive recovery rights. We intend to continue to present exhibitions throughout the world, as demand warrants, in an enlightening and dignified manner that embodies respect for those who lost their lives in the disaster.

     We believe that we are in the best position to provide for the archaeological survey, scientific interpretation, public awareness, historical conservation, and stewardship of the Titanic shipwreck. We possess (but do not own) the largest collection of data, information, images, and cultural materials associated with the shipwreck. Our Titanic exhibitions have toured throughout the world and have been viewed by more than 15 million people.

     We intend to operate our exhibitions through wholly-owned subsidiaries. At this time, our wholly-owned subsidiary RMS Titanic, Inc. is operating our Titanic exhibitions. We began to adopt this holding company structure in October 2004. Prior to that, we conducted all of our business activities, including our exhibitions, exclusively through RMS Titanic, Inc.

     We have expanded our exhibitions beyond Titanic-related displays into human anatomy exhibitions that explore the marvels of the human anatomy. We currently operate a "Bodies Revealed" exhibition and two "BODIES . . . THE EXHIBITION" exhibitions and plan to present at least two additional anatomy-based human anatomy exhibitions in the future. We also plan to conduct additional exhibitions in the future, not related to Titanic or human anatomy, and we expect that those exhibitions will be conducted through additional subsidiaries that we will organize in the future as needed.

     To date, we have generated most of our revenue from activities related to our Titanic exhibitions. Our principal sources of revenue are exhibition tickets sales, merchandise sales, licensing activities and sponsorship agreements. Prior to April 2004, we relied on the services of Clear Channel Communications, Inc. to present our Titanic exhibitions. However, we are now solely responsible for our own exhibitions.

Background

     Titanic Ventures Limited Partnership, or TVLP, a Connecticut limited partnership, was formed in 1987 for the purposes of exploring the wreck and surrounding oceanic areas of the Titanic. In August 1987, TVLP contracted with the Institute of France for the Research and Exploration of the Sea, or IFREMER, which is among the world's largest oceanographic institutes and is owned by the French government, to conduct an expedition and dive to the wreck of the Titanic. Using state-of-the-art technology provided by IFREMER, approximately 60 days of research and recovery operations were performed by TVLP at the Titanic wreck site through the use of a manned submersible named Nautile. Approximately 1,800 objects were recovered during the course of the 32 dives in that expedition. The recovered objects were conserved and preserved by Electricite de France, or EDF, a French government-owned utility. In addition to the recovery of historic objects, the 1987 expedition also produced approximately 140 hours of videotape footage and an estimated 7,000 still photographs of the wreck site. Although the French government subsequently conveyed to us title to these artifacts, the U.S. District Court for the Eastern District of Virginia has concluded that such conveyance is not valid. We have appealed that decision, which approval is now pending in the U.S. Court of Appeals for the Fourth Circuit.

     On May 4, 1993, we acquired all the assets and assumed all the liabilities of TVLP. In June 1993, we successfully completed our second expedition to the Titanic wreck site, during which we recovered approximately 800 artifacts and produced approximately 105 hours of videotape footage during the course of fifteen dives. In July 1994, we recovered more than 1,000 objects and produced approximately 125 hours of videotape footage during our third expedition to the Titanic wreck site. In August 1996, we again recovered numerous objects and produced approximately 125 hours of videotape footage during our fourth expedition to the Titanic wreck site. In August 1998, we recovered numerous objects and produced approximately 350 hours of videotape footage during our fifth expedition to the Titanic wreck site. Among the highlights of our 1998 expedition were the successful recovery of the "Big Piece," a section of the Titanic's hull measuring approximately 26 feet by 20 feet and weighing approximately 20 tons, and extensive mapping of the Titanic and portions of the wreck site through the capture of thousands of high-resolution color digital photographs.

     Our 1987, 1993, 1994, 1996, and 1998 Titanic expeditions were completed by charter agreements with IFREMER. Most of the objects recovered during those expeditions were ultimately transported to a privately-owned conservation laboratory in France for restoration and preservation in preparation for exhibition. Certain of the objects that were recovered in 1987 as well as the "Big Piece," recovered in 1998 went through their conservation processes in the United States. All of the artifacts not on exhibition are either in conservation or housed in our storage facility in Atlanta, Georgia.

     In March 1999, we entered into an agreement with Magicworks Entertainment, Inc., a direct subsidiary of PACE Entertainment, Inc. and an indirect subsidiary of SFX Entertainment, Inc., pursuant to which SFX was granted an exclusive worldwide license to exhibit Titanic artifacts. This license agreement later transferred to Clear Channel Communications, Inc., the successor to SFX. In April 2004, we elected not to renew this agreement so that we could begin to develop and market Titanic exhibitions on our own. In addition, we acquired all of the display equipment necessary for our Titanic exhibitions from Clear Channel Communications for an aggregate cost of $600,000.

     During July and August of 2000, we conducted another expedition to the Titanic wreck site. During this expedition, we utilized the services of the P.P. Shirshov Institute of Oceanology of Moscow, which provided us with the research vessel Akademik Mstislav Keldysh and two manned submersibles, the MIR-1 and the MIR-2. This expedition consisted of a total of twenty-eight dives over a four-week period and resulted in the recovery of more than 900 objects from the wreck site, as well as the discovery of a new debris field. Among the artifacts recovered during this expedition were the ship's wheel and stand, nine leather bags containing more than 100 objects, the whistle control timer from the navigation bridge, the main telegraph base and the docking bridge telephone. Also recovered were binoculars, a pair of opera glasses, sixty-five intact perfume ampoules, a camera, a bowler hat, a first class demitasse and dinner plate, a base for a cherub (likely from the ship's grand staircase), as well as gilded wood from a balustrade.

     In May 2001, we acquired ownership of the wreck of the RMS Carpathia, which was sunk during World War I off the coast of Ireland. This ship rescued more than 700 of the Titanic's survivors. At the present time we have no expedition to the RMS Carpathia planned.

     On November 30, 2005, we sold a 3% ownership interest in the RMS Carpathia to Legal Access Technologies, Inc., a Nevada corporation for $500,000. In addition, we granted a twenty-five year license to conduct joint expeditions with this partner to the RMS Carpathia for the purpose of exploring and salvaging the RMS Carpathia. The purchase price of the license was $200,000. Under the terms of this agreement, Legal Access Technologies, Inc. is obligated to make payments under a payment schedule. In the event of default, we have the sole and exclusive option to terminate this agreement.

     In August and September, 2004, we conducted our seventh expedition to the Titanic wreck site. Expedition 2004 departed from Halifax, Nova Scotia, Canada on August 25, 2004 and for the first time allowed us to rely exclusively on a deep ocean remotely operated vehicle, or ROV, that permitted the expedition to utilize round-the-clock underwater operations. In addition to the recovery of 75 historic artifacts from the Titanic wreck site, we discovered a new debris field that includes remnants from the first class a la carte restaurant. We plan to continue recovery work in the future by planning additional expeditions to the Titanic wreck-site.

     During 2005, we expanded our exhibitions beyond Titanic-related displays into human anatomy exhibitions, which explore the marvels of the human body. We currently operate a "Bodies Revealed" exhibition and two "BODIES . . . THE EXHIBITION" exhibitions and plan to present at least two additional anatomy-based exhibitions in the future. "Bodies Revealed" debuted in August 2004 in Blackpool, England, and was the first non-Titanic related exhibition that we have produced. The first "BODIES . . . THE EXHIBITION" opened in Tampa, Florida in August 2005 and the second exhibition opened in New York City in November 2005.

     Our executive offices are located at 3340 Peachtree Road, NE, Suite 2250, Atlanta, Georgia 30326 and our telephone number is (404) 842-2600. We are a Florida corporation and maintain web sites located at www.rmstitanic.net, www.titanicscience.com, www.bodiesrevealed.com, and www.bodiestheexhibition.com. Information contained on our websites is not part of this prospectus.

Exhibitions

Titanic Exhibitions
-------------------

     Our Titanic exhibitions have been exhibited in nearly fifty venues throughout the world, including the United States, France, Greece, Japan, Switzerland, Chile, Argentina, China, England and other countries. The table below lists our Titanic exhibition locations during our current fiscal year:

     o    Whitaker Center, Harrisburg, PA (June 4 - September 18, 2005)
     o    Maryland  Science Center,  Baltimore,  MD (February 12 - September 11,
          2005)
     o    COSI Columbus, Columbus, OH (March 12 - September 5, 2005)

     o    Tropicana Resort & Casino, Las Vegas, NV (March 25, 2005 - January 31,
          2006)
     o    The Zappion, Athens, Greece (October 8, 2005 - March 1, 2006)
     o St. Louis Science Center, St. Louis, Missouri (November 11, 2005 - April 15, 2006)
     o    The AT Center, Seoul, South Korea (December 3, 2005 - March 1, 2006)

     We also anticipate opening the following additional Titanic exhibition during this fiscal year:

     o    The Queen Mary, Long Beach, CA (December 2005 - April 2006)

     The opening date anticipated above is tentative. Due to the uncertainties involved in the development and setup of exhibitions, the opening date may be delayed and the exhibit location may be changed.

"BODIES . . . THE EXHIBITION" and "Bodies Revealed" Exhibitions
---------------------------------------------------------------

     We are using our experience in the exhibition business to conduct exhibitions not related to the Titanic. In March 2005, we acquired the membership interests in Exhibitions International, LLC, which enabled us to gain multi-year license and exhibition rights to five separate human anatomy exhibitions, each of which contains a collection of at least twenty whole human body specimens plus at least one hundred and fifty single human organs. We are already in possession of three of these sets of medical specimens, one of which we call the "Bodies Revealed" exhibition, and two of which we call "BODIES . . . THE EXHIBITION." We acquired the rights to display these exhibitions through two separate exhibition agreements, each of which is for a five-year term, with the right to extend these agreements for up to five additional years at our election. We expect to acquire two additional collections of human anatomy specimens in the first several months of the 2006 calendar year.

     These specimens are assembled into anatomy-based exhibitions featuring preserved human bodies, and offer the public an opportunity to explore the human body. The exhibitions include displays of dissected human bodies kept from decaying through a process called polymer preservation, also known as plastination. In essence, the bodies are drained of all fat and fluids, which are replaced with polymers such as silicone rubber, epoxy and polyester. This keeps the flesh from decaying and maintains its natural look. Skin from the bodies is removed, or partially removed, to reveal muscular, nervous, circulatory or digestive systems. The full body specimens are complimented by presentation cases of related individual organs, both healthy and diseased, that provide a detailed look into the elements that comprise each system.

     "Bodies Revealed," which debuted in August, 2004 in Blackpool, England, was the first non-Titanic related exhibition that we produced. We expanded our exhibition business by creating two additional exhibitions known as "BODIES . . .. THE EXHIBITION." The first opened in Tampa, Florida in August 2005 and the second in New York City that opened in November 2005. The table below lists our "BODIES . . . THE EXHIBITION" and "Bodies Revealed" exhibitions during our current fiscal year:

     o "Bodies Revealed," Samsung's Everland Theme Park, Seoul, South Korea (March 2005 - November 2005)
     o "BODIES . . . THE EXHIBITION," Museum of Science and Industry, Tampa, FL (August 18, 2005 - February 26, 2006)
     o "BODIES . . . THE EXHIBITION," South Street Seaport, New York, NY (November 19, 2005 - undisclosed date)

     We intend to announce the opening of additional "BODIES THE EXHIBITION" and "Bodies Revealed" exhibitions in 2006.

Additional Exhibitions
----------------------

     We expect to expand our exhibition business by presenting additional human anatomy based exhibitions in 2006. We also intend to present different exhibitions in the future, not related to the Titanic or to human anatomy.

Titanic Donation Initiative

     In keeping with our desire to conserve Titanic artifacts for history and keep the collection of artifacts together, we are exploring the possibility of donating our Titanic artifacts to a charitable institution. Doing so might also be in our best financial interests, as it could clarify and finalize the ownership of the artifacts. In the event we donate the artifacts that we have recovered from the Titanic, we will seek a long-term lease back arrangement from the recipient of the artifacts pursuant to which we would continue to exhibit the artifacts and continue to salvage the Titanic wreck and wreck site. At this time, however, we have not undertaken any affirmative action with respect to donating our Titanic artifacts.

Merchandising

     We earn revenue from the sale of merchandise, such as catalogs, posters and Titanic-related jewelry. We have a contractual relationship with Events Management, Inc., which is an unaffiliated company that operates gift shops at exhibitions and other locations. Events Management sells our Titanic merchandise at exhibitions, as well as through its web site and its other distribution channels. In connection with these sales, we receive 10% of the gross sale proceeds. We also receive license fees from Events Management for the use of our names and logos. We also sell merchandise directly to the public, and we plan to begin distributing a catalog of our merchandise in the near future, with the hope that we can develop new revenues from the sales of merchandise through catalogs. Finally, we have produced high quality, high content exhibition catalogs, which we sell at our exhibitions through Events Management.

Marketing

     We have developed several retail products utilizing coal recovered from the Titanic, which has been incorporated into jewelry. We intend to continue developing such products to increase our merchandising revenues. We also intend to pursue the direct marketing of merchandise and our video archives through our web site and through third parties.

Titanic Expeditions

     With the depth of the Titanic wreck approximately two and one-half miles below the surface of the ocean in the North Atlantic, we are dependent upon chartering vessels outfitted with highly advanced deep sea technology in order to conduct expeditions to the wreck site. In our 1987, 1993, 1994, 1996, and 1998 expeditions, we entered into charter agreements with IFREMER, pursuant to which IFREMER supplied the crew and equipment necessary to conduct research and recovery efforts. In addition to utilization of the research vessel Nadir, recovery efforts were undertaken through the manned submersible Nautile. Small, hard-to-reach areas necessary for visual reconnaissance efforts were accessed by a small robot, known as Robin, controlled by crewmen on board the Nautile. The dive team had the capability of retrieving both heavy objects, such as a lifeboat davit weighing approximately 4,000 pounds, and fragile objects weighing only a few ounces. Because of the immense pressure of approximately 6,000 pounds per square inch at the depth of the wreck site, it is impossible for a dive team to reach such depths and explore the wreck site through any means other than a submersible. The Nautile and Robin were each equipped with video and still cameras that recorded all recovery and exploration efforts. In connection with our 1987, 1993, 1994, 1996, 1998, 2000, and 2004 expeditions to the wreck site, we engaged maritime scientists and other professional experts to assist in the exploration and recovery efforts.

     Our ability to conduct expeditions to the Titanic has been subject to the availability of necessary research and recovery vessels and equipment for chartering by us from June to September, which is the "open weather window" for such activities. Research and recovery efforts with a manned submersible are presently limited to the availability and the co-operation with the Nautile through charter arrangements with IFREMER and MIR I and MIR II using charter arrangements with P.P. Shirshov Institute of Oceanology. To our knowledge, no other manned submersible with the capability of reaching the depth of the
Titanic is presently commercially available, however there are a number of remote operated vehicles available for hire. Based upon our experience with the 2004 expedition, remote operated vehicles are a viable and more efficient alternative to manned submersibles. The availability of remote operated vehicles has substantially increased our flexibility in chartering for future expeditions.

Restoration and Conservation of Titanic Artifacts

     Upon recovery from the Titanic wreck site, artifacts are in varying states of deterioration and fragility. Having been submerged in the depths of the ocean for more than 90 years, objects have been subjected to the corrosive effects of chlorides present in seawater. The restoration of many of the metal, leather, and paper artifacts requires the application of sophisticated electrolysis and other electrochemical techniques. Some of the artifacts recovered from the 1987 expedition were restored and conserved by the laboratories of Electricite de France, a French government-owned utility. Except for un-restored artifacts that are currently being exhibited, many of the artifacts recovered from the 1987, 1993, 1994, 1996 and 1998 expeditions have undergone conservation processes at LP3, a privately-owned conservation laboratory in Semur-en-Auxois, France. When not being exhibited or not being conserved at other conservation facilities, almost all of our Titanic artifacts are housed in our conservation and warehouse facility located in Atlanta, Georgia.

Science and Archaeology Related to the Titanic

     The Titanic was a great luxury cruise liner, which bequeathed to the world a classic story of tragedy at sea. Today, this shipwreck is treated as an archaeological site, historic structure, attraction for adventure tourism, ecological phenomenon, international memorial, and as valuable property to be recovered and shared with humanity. With the exception of adventure tourism, we believe that all of these purposes are legitimate and beneficial to society. We also believe that the multiple values of the Titanic and its status as a social and cultural icon demand the perspectives of many experts in scientific interpretation and stewardship of the site.

     We believe we are in the best position to provide for archaeological survey, scientific interpretation, and stewardship of the Titanic shipwreck. We possess the largest collection of data, information, images, and cultural materials associated with the shipwreck. We have developed a partnership with the Center for Maritime & Underwater Resource Management, a nonprofit corporation, for services in archaeology, scientific research, and resource management to aid in stewardship of the Titanic wreck site.

     We intend to work with the U.S. government to present our collection of knowledge and cultural materials to researchers, educators, and other audiences in the form of scientific reports, associated interactive website, and other intellectual products that advance our purposes. Revenues from the sale of these intellectual products are expected to at least meet the total production costs. The scientific reports will integrate the results of all expeditions to the Titanic wreck site since its discovery. In addition, the publication will include the first comprehensive site plan of the Titanic, which will assist in determining future products in research, materials conservation and education. The interactive website will present this scientific knowledge as well as its entire collection of cultural materials.

RMS Carpathia

     In May 2001, we acquired ownership of the wreck of the RMS Carpathia, which was sunk during World War I off the coast of Ireland. This ship rescued more than 700 of the Titanic's survivors. At present we have no definitive plans for the RMS Carpathia.

     On November 30, 2005, we sold a 3% ownership interest in the RMS Carpathia to Legal Access Technologies, Inc., a Nevada corporation for $500,000. In addition, we granted a twenty-five year license to conduct joint expeditions with this partner to the RMS Carpathia for the purpose of exploring and salvaging the RMS Carpathia. The purchase price of the license was $200,000. Under the terms of this agreement, Legal Access Technologies, Inc. is obligated to make payments under a payment schedule. In the event of default, we have the sole and exclusive option to terminate this agreement.

Competition

     The entertainment and exhibition industries are intensely competitive. Given our limited capital resources, there can be no assurances that we will be able to compete effectively. Many enterprises with which we will be competing have substantially greater resources than we do. Additionally, following the success of the motion picture "Titanic" in 1997, a number of entities have undertaken, or announced an intention, to offer exhibitions or events with the Titanic theme or involving memorabilia related to its sinking. Although we are the only entity that exhibits artifacts recovered from the wreck site of the Titanic, competition may be encountered from these exhibitions or events. We intend to compete with other entities based upon the mass appeal of our planned exhibitions to consumers of entertainment, museum, scientific and educational offerings, and the quality and value of the entertainment experience. We intend to emphasize the unique and distinctive perspective of the Titanic in our exhibitions.

     Likewise, the recent popularity of human anatomical exhibitions has spawned additional exhibitions similar to ours. We intend to compete with other entities based upon our unique educational approach to these exhibitions and based upon the mass appeal of our exhibitions to consumers of entertainment, museum, scientific and educational offerings, and the quality and value of the educational experience of our exhibitions.

     The success of our merchandising efforts will depend largely upon the consumer appeal of our merchandise and the success of our exhibitions. We believe that our merchandise will compete primarily because of both its unique character and quality.

Employees

     As of December 1, 2005, we had twenty-seven full-time employees. We are not a party to any collective bargaining agreement and we believe that our relations with our employees are good.

Environmental Matters

     We are subject to environmental laws and regulation by federal, state and local authorities in connection with our planned exhibition activities. We do not anticipate that the costs to comply with such laws and regulations will have any material effect on our capital expenditures, earnings, or competitive position.

                            DESCRIPTION OF PROPERTIES

     We have our principal executive offices located at Tower Place, 3340 Peachtree Road N.E., Suite 2250, Atlanta, Georgia. This space originally consisted of approximately 4,706 square feet and is used for management, administration, and marketing for our operations. The lease for our principal executive offices commenced in April 2000 and was amended on August 8, 2003, when the term was extended until February 29, 2008. The lease was amended a second time on November 8, 2005 when the leased space was increased to approximately 6,000 square feet. The amended lease provides for base annual lease payments of $110,591 with a 2.5% annual adjustment. The second amended lease, which increased our office space by over 1,800 square feet, requires us to pay an additional total of $71,242 over the duration of the lease.

     We also have a lease obligation that commenced November 1, 2001 for approximately 10,080 square feet of space at an undisclosed location (for security purposes) in Atlanta, Georgia. This facility is used for conservation, restoration, and storage of Titanic artifacts. On October 6, 2004 we extended this lease for an additional three years with monthly payments of $6,855 for the first year beginning January 1, 2005, with 2% increases for each of the second and third years.

                                LEGAL PROCEEDINGS

Status of International Treaty Concerning Titanic Wreck

     The U.S.  Department  of State and the  National  Oceanic  and  Atmospheric
Administration of the U.S. Department of Commerce are working together to implement an international treaty with the governments of the United Kingdom, France and Canada concerning the Titanic wreck site. This treaty could impair our salvor-in-possession rights to the Titanic. These rights include the exclusive right to explore the wreck site, claim possession of and title to artifacts recovered from the site, restore and display recovered artifacts, and make other use of the wreck. We have raised numerous objections to the U.S. Department of State regarding the participation of the U.S. in efforts to reach an agreement governing salvage activities with respect to the Titanic. The treaty, as drafted, does not recognize our existing salvor-in-possession rights in the Titanic. The United Kingdom signed the treaty in November 2003, and the U.S. signed the treaty in June 2004. For the treaty to take effect, the U.S. must enact implementing legislation. As no implementing legislation has been proposed, the treaty currently has no binding legal effect. If this treaty goes into effect, we could lose our salvor-in-possession rights.

     We have initiated legal action to protect our rights to the Titanic wreck site from this treaty, but there can be no assurances that these actions will be effective. On April 3, 2000, we filed a motion for declaratory judgment in federal district court asking that the court declare unconstitutional the efforts of the U.S. to implement the treaty. On September 15, 2000, the court ruled that our motion was not ripe for consideration and that we may renew our motion when and if the treaty is agreed to and signed by the parties, final guidelines are drafted, and Congress passes implementing legislation. As discussed above, the treaty has been finalized and is not yet in effect because Congress has not adopted implementing legislation, thus it is not time yet for the court to consider our motion. However, we expect that whatever the outcome of this matter, there should be no impact as to title to the artifacts that we have already recovered, as the title issue will be resolved by the salvor-in-possession legal proceedings pending in U.S. federal court as discussed below. We do not know what effect, if any, this treaty will have on our future operations with respect to the Titanic.

Status of Salvor-in-Possession and Interim Salvage Award Proceedings

     On April 12, 2002, the U.S. Court of Appeals for the Fourth Circuit affirmed two orders of the U.S. District Court in our ongoing salvor-in-possession case. These orders, dated September 26, 2001 and October 19, 2001, respectively, restricted the sale of artifacts recovered by us from the Titanic wreck site. In its opinion, the U.S. Court of Appeals for the Fourth Circuit reviewed and declared ambiguous the June 1994 order of the district court that had awarded ownership to us of all items then salvaged from the wreck of the Titanic as well as all items to be salvaged in the future so long as we remained salvor-in-possession of the Titanic. Having found the June 1994 order ambiguous, the court of appeals reinterpreted the order to convey only possession, not title, pending determination of a salvage award. We petitioned the U.S. Supreme Court to hear our appeal of the April 12, 2002 decision of the court of appeals, however, our petition was denied on October 7, 2002.

     On May 17, 2004, we appeared before the United States District Court for the Eastern District of Virginia for a pre-trial hearing to address issues in preparation for an interim salvage award trial. At that hearing, we confirmed our intent to retain our salvor-in-possession rights in order to exclusively recover and preserve artifacts from the wreck site of the Titanic. In addition, we stated our intent to conduct another expedition to the wreck site. As a result of that hearing, on July 2, 2004, the court rendered an opinion and order in which it held that it would not recognize the 1993 Proces-Verbal, pursuant to which the government of France granted us all artifacts recovered from the wreck site during the 1987 expedition. The court also held that we will not be permitted to present evidence at the interim salvage award trial for the purpose of arguing that we should be awarded title to the Titanic artifacts.

     We have appealed the July 2, 2004 Court Order, which appeal is now pending in the U.S. Court of Appeals for the Fourth Circuit. This court granted a stay of proceedings on August 2, 2004 that will indefinitely delay the interim salvage award trial.

Other Legal Proceedings

     We are presently a defendant in Lawrence D'Addario v. Arnie Geller, Gerald Couture, Joe Marsh and R.M.S. Titanic, Inc., which is pending in the United States District Court for Eastern District of Virginia, Norfolk Division. The lawsuit, which was commenced on April 25, 2002, alleged fraud, self-dealing, mismanagement, diversion and waste of corporate assets by our company and some of our officers, directors and shareholders. On April 23, 2004, the court dismissed the lawsuit. On May 24, 2004, we received notice that the plaintiff had appealed the dismissal to the U.S. Court of Appeals for the Fourth Circuit. On February 24, 2005 the appellate court partially affirmed and partially vacated the dismissal of the case. It remanded back to the district court for trial the one derivative count alleging that certain of the officers and directors breached their fiduciary duties to the company. The parties have recently reached a tentative settlement of this case, and the court granted preliminary approval of the settlement on November 10, 2005, subject to final approval following a fairness hearing scheduled for January 20, 2006. If the proposed settlement becomes final, this action will be terminated.

     We are also presently a defendant in Dave Shuttle and Barbara Shuttle v. Arnie Geller, G. Michael Harris, Gerald Couture, and R.M.S. Titanic, Inc. which is pending in the United States District Court for the Middle District of Florida. This case, commenced on March 22, 2004, concerns alleged breaches of fiduciary duty by management. We believe that this matter is directly related to the D'Addario case, and, as with that case, we believe the plaintiff's claims in this case are without merit. On March 1, 2005, the court certified this matter as a class action. We recently reached a tentative settlement of this case, which settlement is incorporated into and has the same terms as the settlement in the D'Addario case. On December 7, 2005, the Florida court granted preliminary approval of the settlement, subject to final approval following a fairness hearing in the Florida court on January 27, 2006. If the Florida court gives final approval to this settlement, this action will also be terminated.

     The settlement agreement is the same for the Shuttle and D'Addario cases. The main component of the settlement agreement is our adoption of a corporate governance plan. The proposed corporate governance plan provides, among other things, as set forth below.

     o The board of directors will be comprised of a majority of independent directors.
     o An audit committee will be established, comprised exclusively of independent directors, which will, among other things, have oversight responsibility for internal control and corporate compliance.
     o A corporate governance committee will be established, comprised of a majority of independent directors, which, among other things, will oversee the implementation of the corporate governance plan, review all contracts with our officers, pre-screen nominees for directorships, and review the compensation of our five most highly paid officers.
     o The non-management independent directors will meet at least twice each calendar year and will have the authority to retain counsel, accountants, or other experts when their expertise is required.
     o The directors will review their compensation and make changes if appropriate.

     o All nominees for directorships must satisfy certain requirements and possess core competencies.
     o Once a year over the five-year period for which the corporate governance plan is applicable, the board of directors will submit a written report to plaintiffs' counsel confirming our compliance with the plan.
     o Non-compliance with the plan will be remedied by injunctive relief and pursuant to Florida corporate law.

     In addition to the corporate governance plan, the settlement agreement provides that we will pay $300,000 of the plaintiffs' attorneys' fees and costs, which includes plaintiffs' attorneys' out-of-pocket expenses of approximately $24,000.

     We are also presently a defendant and a counterclaim plaintiff in Plastination Company v. Premier Exhibitions, Inc. pending in the United States District Court for the Northern District of Ohio. In this case, filed on February 16, 2005, the plaintiff alleges that our human anatomy exhibitions violate its intellectual property rights. This case was filed just after we filed a case in Ohio State court in which we alleged that Plastination Company, and its principal, Gunther Von Hagens, engaged in unfair business practices with us when we were seeking to debut our "BODIES . . . THE EXHIBITION" exhibition in Cleveland, Ohio. When the plaintiff filed his case in the United States District Court for the Northern District of Ohio, we dismissed our lawsuit for unfair competition and refiled it as a counterclaim to the Plastination Company case pending in federal court. The plaintiff seeks to enjoin us from continuing our human anatomy exhibitions and to have us account for all profits we have derived from our alleged unfair competition. We believe that the plaintiff's claims are entirely without merit and we intend to vigorously defend ourselves at trial and to just as vigorously prosecute our claims for unfair competition. Nevertheless, the outcome of this case is uncertain and if we lose the trial, this outcome could have a material adverse impact on our ability to produce our exhibitions.

     On May 10, 2001, we received a subpoena duces tecum from the Securities and Exchange Commission requesting various documents relating to, among other things, the change in control that occurred during November 1999; any solicitations that may have been made without filing a written proxy statement; the purchase of our common stock by certain shareholders; the accuracy of our financial statements; information about our accounting procedures and controls; documents about our subsidiaries; and other information about consulting agreements, communications with certain individuals, employment of officers, and other company matters. We complied with the subpoena. On November 22, 2004, the staff of the Securities and Exchange Commission informed us that the investigation was terminated and that no action was recommended against our company to the Securities and Exchange Commission.

             DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The following table sets forth information about our directors, executive officers and significant employees as of the date of this prospectus.


               Name                        Age                                  Position(s)
------------------------------------    ---------    -----------------------------------------------------------------
Arnie Geller                               64        President, Chief Executive Officer, Chief Financial Officer and
                                                     Chairman
N. Nick Cretan                             70        Director
Douglas Banker                             53        Director
Tom Zaller                                 34        Vice President - Exhibitions
Brian Wainger                              36        Vice President and Chief Legal Counsel

Members of the Board of Directors

     Arnie Geller serves as our president, chief executive officer, chief financial officer and chairman of the board of directors. In November 1999, he was reappointed as our president. He also served as our president from May 1993 to May 1995, and has served as a director of ours since May 1999. Mr. Geller was appointed chairman of the board of directors in October 2005. Prior to 1993, Mr. Geller had principally been engaged in various executive capacities in the record industry for approximately 27 years. Mr. Geller was a self-employed corporate consultant prior to his reappointment as our president in 1999.

     N. Nick Cretan has served as a director of ours since April 2000. Mr. Cretan has more than 30 years of management experience, including his experience as chief operating officer of the non-profit Maritime Association of the Port of New York and New Jersey, which is a trade association to develop and promote the Port of New York and New Jersey. Mr. Cretan retired from such position in 2004. He also serves as president of Friends of the Statue of Liberty, Ellis Island Foundation, president of Friends of Gateway National Parks Foundation and as executive director of the American Merchant Marine Memorial Foundation. Previously, he served as deputy director of the San Francisco Marine Exchange and as staff assistant at the National Federation of Independent Business.

     Douglas Banker has served as a director of our company since August
2000. Mr. Banker has more than 25 years of experience in the entertainment industry that includes providing management services to musicians and recording artists; marketing, merchandising, licensing, and sales of music media products; and the development and management of concerts and similar events. Mr. Banker has been the manager and principal shareholder in Skillet Records, LLC, an independent record label business that provides national distribution for music artists, for the past three years. Mr. Banker also has authored several significant software programs that have achieved commercial success and has been involved with the management of the enterprises created for their commercialization. Mr. Banker was president of the Board of the Motor City Music Foundation in Detroit, Michigan from 1996 to 2000.

Board Structure and Composition

         Our directors are elected to one-year terms. The board of directors held three meetings during fiscal year 2005. At the present time, we have no nominating, executive, or compensation committees. We likewise have no audit committee or nominating committee charters. The full board presently performs the functions of these committees. It has been difficult to attract additional board members because of our litigation history and the limited director and officer insurance coverage that we can afford. If and when a candidate for potential consideration as a director is identified, the full board will review the candidate's credentials to determine his or her qualifications which will include evaluation of the following: background, experience, financial expertise, public company experience, high ethical standards, professionalism, integrity, avoidance of potential conflicts and other factors that would enhance the effectiveness of the board.

Executive Officers and Significant Employees

     No family relationship exists between or among any of the members of our board of directors or executive officers. None our directors are directors of any other company having a class of equity securities registered under or required to file periodic reports pursuant to the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

     Arnie Geller serves as our president and chief executive officer. Further information about Mr. Geller is set forth above under "Members of the Board of Directors."

     Tom Zaller has served as our vice president - exhibitions since August 2003. Mr. Zaller has more than 10 years experience in the production of exhibitions both internationally and domestically. Prior to his joining us, Mr. Zaller was vice president for production at Clear Channel International Exhibitions for two years, where he collaborated on the development, design and production of numerous Clear Channel exhibitions that were shown internationally. While he was with Clear Channel, Mr. Zaller was production manager for "Titanic: The Artifact Exhibition," which included twenty domestic and nine foreign exhibitions. More than 13 million visitors viewed these exhibitions worldwide. Prior to holding such position with Clear Channel, Mr. Zaller served in similar capacities with predecessor companies of Clear Channel.

     Brian Wainger has served as our chief legal counsel and vice president - business affairs since June 2004. He became our acting secretary in July 2005. Before joining our company, Mr. Wainger worked as an attorney at the law firm of McGuire Woods, LLP, where he specialized in complex commercial litigation and represented us in the D'Addario case. Before his employment at McGuireWoods, Mr. Wainger served as an assistant attorney general for the Commonwealth of Virginia.

Director Compensation

     We presently compensate all directors by issuing 25,000 shares of common stock upon appointment as a director and, subsequently, issuing 25,000 options to purchase our common stock for each year of service as a director. The purpose of the grant of options and shares of common stock is to align the interests of the directors with those of our shareholders. During fiscal year 2003, our two independent directors, Messrs. Cretan and Banker, were each granted 100,000 shares of common stock, having a then-fair market value of $24,000, for their continued services on our behalf. On December 12, 2003, each director was issued an option to acquire 75,000 shares of common stock at the then market price of $0.32 per share. These options expire ten years from the date of grant. No options were issued to our directors during fiscal year 2005. In addition, our directors are entitled to receive $300 per telephonic meeting and $1,000 per meeting attended in person. During the 2005 fiscal year, Messrs. Cretan and Banker each received cash compensation for board meeting attendance of $700.

Executive Compensation

     The following table sets forth a summary of compensation paid to our executive officers for the fiscal years ended February 28, 2003, February 29, 2004 and February 28, 2005, which we refer to as fiscal years 2003, 2004 and 2005, respectively.


--------------------------------- ---------------------- ---------------------- ----------------------- -------------------
                                                                                                            Long-Term
                                                                                                           Compensation
                                                                                                        ------------------
                                                                Annual               Compensation
                                                                ------               ------------         Common Shares
                                                                                     Other Annual           Underlying
                                   Year Ended February          Salary               Compensation        Options Granted
  Name and Principal Position           28 (29)th                 ($)                    ($)                   (#)
--------------------------------- ---------------------- ---------------------- ----------------------- -------------------
Arnie Geller (1) (2)                      2005                         382,876                  34,732             400,000
                                          2004                         370,997                  91,813             475,000
President and Chief Executive             2003                         331,659                  37,961                 -0-
Officer, Chief Financial
Officer, Chairman
--------------------------------- ---------------------- ---------------------- ----------------------- -------------------
Gerald Couture (3)(4)                     2005                         312,560                  42,040             300,000
Former Vice President - Finance           2004                         298,373                  68,661             375,000
and Chief Financial Officer               2003                         272,467                  51,849                 -0-
--------------------------------- ---------------------- ---------------------- ----------------------- -------------------
Thomas Zaller (5)                         2005                         158,942                  15,780                 -0-
Vice President - Exhibitions              2004                          86,537                   6,296             250,000
                                           --                               --                      --                  --
--------------------------------- ---------------------- ---------------------- ----------------------- -------------------
Brian Wainger                             2005                         157,500                     -0-                 -0-
Vice President and Chief Legal             --                               --                      --                  --
Counsel (6)                                --                               --                      --                  --
--------------------------------- ---------------------- ---------------------- ----------------------- -------------------

     1. Mr. Geller was re-appointed as our president and chief executive officer on November 26, 1999. Mr. Geller was elected a director on August 9, 1999. An employment agreement between us and Mr. Geller was executed on February 2, 2002 that provided for an annual base salary of $330,750 with 5% per year increases. At Mr. Geller's option, he may elect to receive his compensation in shares of our common stock. For this purpose, our common stock will be valued at 50% of its closing bid price as of the date of Mr. Geller's election. Mr. Geller has not elected to receive common stock as compensation in lieu of salary during the last three completed fiscal years. Mr. Geller has also been granted stock options as an officer and director to purchase up to
          1.375 million shares of our common stock at prices ranging from $0.40 to $1.75 per share. All of these options expire ten years from the date of their grant. In addition, on February 2, 2002, Mr. Geller's option to acquire 75,000 shares of common stock was reset to an exercise price of $0.40, which was the closing price of the common stock on February 1, 2002. On December 12, 2003, Mr. Geller received, as a director, options to acquire 75,000 shares of common stock at an exercise price of $0.32 per share. On April 10, 2004, Mr. Geller's employment agreement was extended for two additional years until February 2, 2009 and he was granted options to acquire 400,000 shares of common stock at an exercise price of $1.64. On July 30, 2004, Mr. Geller exchanged 1.2 million options he held for the issuance of 600,000 shares of our common stock in order to accommodate a private placement of our securities. The options that were exchanged by Mr. Geller had exercise prices of $1.15, $1.64, and $1.75 per share, respectively. All Mr. Geller's options were granted under our 2000 Stock Option Plan or 2004 Stock Option Plan. The exercise price for each option granted to Mr. Geller was the closing price of our common stock on the option grant date.

     2. Included in other compensation for the fiscal year ended February 28, 2005 were medical payments and medical insurance of $22,732 and a car allowance of $12,000.

     3. On April 25, 2000, we hired Mr. Couture as our vice president and chief financial officer, pursuant to a one-year employment agreement. After that employment agreement expired, Mr. Couture continued to serve as an officer of ours with his compensation dependent upon the services he performed. On February 2, 2002, Mr. Couture executed a new employment agreement with us for a term of four years at an annual base salary of $270,000 with 5% per year increases. Mr. Couture had previously been granted a stock option to purchase 300,000 shares of our common stock at an exercise price of $1.625 per share (the closing price of our common stock on April 24, 2000). Mr. Couture received an option to purchase 600,000 shares at an exercise price of $0.40 per share (the closing price of our common stock on February 1, 2002) as part of his employment agreement. In addition, on February 2, 2002, Mr. Couture's option to acquire 75,000 shares of common stock was reset to an exercise price of $0.40 that was the closing price of the common stock on February 1, 2002 (the date of the grant). Mr. Couture received, as a director, options to acquire 75,000 shares of common Stock at an exercise price of $0.32 per share. On April 10, 2004, Mr. Couture's employment agreement was extended two years until February 2, 2008 and options to acquire 300,000 shares of common stock at an exercise price of $1.64 were granted. On July 30, 2004, Mr. Couture exchanged 600,000 options he held for the issuance of 300,000 shares of our common stock in order to accommodate a private placement of our securities. The options that were exchanged had exercise prices of $1.625 and $1.64 per share. All options were granted under our 2000 Stock Option Plan or 2004 Stock Option Plan. The exercise price for each option granted to Mr. Couture was the closing price of our common stock on the option grant date. Mr. Couture passed away on July 9, 2005. The options remain exercisable by The Estate of Gerald Couture until July 9, 2006.

     4. Included in other compensation for the fiscal year ended February 28, 2005 were medical payments and medical insurance of $21,040, a car allowance of $9,000 and an office allowance of $12,000.

     5. On August 4, 2003, we hired Mr. Zaller as our vice president - exhibitions for a term of three years at an annual base salary of $150,000. Mr. Zaller was also granted a stock option to purchase 250,000 shares of our common stock at an exercise price of $0.28 per share. Such options were granted under our 2004 Stock Option Plan. The exercise price for the option granted is the closing price of our common stock on the option grant date. Included in other compensation for the fiscal year ended February 28, 2005 were medical payments and medical insurance of $15,780.

     6. In June 2004, we hired Mr. Wainger as our vice president and chief legal counsel at an annual base salary of $157,500.

Option Grants in Fiscal Year 2005

     The following table summarizes the stock options granted to management or the board of directors in fiscal year 2005.


                                                                                                 Potential Realizable Value
                         Number of           Percent of Total                                      at Assumed Annual Rates
                        Securities        Options/SARs Granted to     Exercise                         of Stock Price
                        Underlying         Executive Employees/        Price       Expiration     Appreciation for Option
      Name           Options Granted     Directors in Fiscal Year    ($/Share)        Date                  Term
                                                                                                     5% ($)        10% ($)
------------------ --------------------- -------------------------- ------------- -------------- ------------- --------------
Arnie Geller             400,000                    57%                $1.64          2014
                                                                                                   $412,555     $1,045,495

Gerald Couture           300,000                    43%                 1.64          2014         $309,416       $784,121

Tom Zaller                 -0-                      -0-                  --            --             --            --

Brian Wainger              -0-                      -0-                  --            --             --            --

Total                    700,000                   100%                  --            --             --            --


Exercise of Stock Options

     None of our executive officers exercised options to purchase common stock in fiscal year 2005. The following table shows aggregate amounts of outstanding options held by the executive officers named in the Summary Compensation Table as of February 28, 2005.

     Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year-end Option Values


                                                               Number of Securities         Value of Unexercised
                                                              Underlying Unexercised       In-the-money Options at
                                                            Options at Fiscal Year-End             Fiscal
                                                                                                 Year-End (1)
                                                          ------------------------------- --------------------------
                    Shares Acquired on        Value
                        Exercise            Realized
      Name                 (#)                ($)           Exercisable     Unexercisable Exercisable Unexercisable
------------------ -------------------- ----------------- ----------------- ------------- ----------- --------------
Arnie Geller               --                  --            650,000            --         $493,500        --
Gerald Couture             N/A                N/A            750,000            --         $568,500        --
Tom Zaller                 N/A                N/A            250,000            --         $217,500        --
Brian Wainger              N/A                N/A              --               --            --           --
----------------

(1) Amounts in this column reflect the difference between the fair market value of the underlying securities at fiscal year-end 2005 (the closing price for our common stock on February 28, 2005) and the exercise price of the option.

     We issued an aggregate of 900,000 shares of our common stock to our president and chief executive officer, Arnie Geller, and our former chief financial officer, Gerald Couture, during the second quarter of fiscal year 2005 in exchange for such officers tendering to us options they held to acquire up to 1,800,000 shares of our common stock. The exchange was necessary in order to ensure that we had an adequate number of shares of common stock available to complete our August 2004 private placement. The value of the exchange was $1,179,000, based on a price of $1.31 per share, which was the market price of a share of our common stock on the date of the exchange.

Employment Agreements

     Mr. Geller has an employment agreement with us that expires on February 2, 2009. Under the agreement, Mr. Geller receives an annual base salary of $330,000. The agreement provides that Mr. Geller's base salary shall increase automatically by five percent each year for the term of the agreement. The agreement further provides that Mr. Geller can elect to receive a portion of his base salary in shares of our common stock. For purposes of this election, the shares of our common stock to be issued to Mr. Geller are to be valued at 50% of their market value on the date of the election. Mr. Geller's employment agreement also contains provisions that furnish him with a number of rights in the event that we experience a change in control. These provisions provide that upon a change of control, Mr. Geller shall continue to be employed by us on the same terms that he was employed immediately prior to its change in control. If the terms of Mr. Geller's employment change following a change in control, we must pay him a lump sum payment equal to 299% of his base salary.

     We entered into an employment agreement with Mr. Zaller, our vice president
- exhibitions, on August 4, 2003. The agreement is for a term of three years at an annual base salary of $150,000. The agreement provides that Mr. Zaller's base salary shall increase automatically by five percent each year for the term of the agreement and that any bonuses to him are paid at the discretion of the board of directors. Mr. Zaller received an option to purchase 250,000 shares of our common stock at an exercise price of $0.28 per share, exercisable for ten years, as part consideration for the execution of his employment agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Two of our shareholders, Joseph Marsh and William Marino, lent us an aggregate of $500,000 on May 5, 2004. The loan is unsecured, and it is for a term of five years. The interest rate for the loan is the prime rate plus six percent. The loan requires quarterly payments by us of principal in the amount of $25,000 and accrued interest. In consideration of the loan, we also issued an aggregate of 30,000 shares of our common stock to these shareholders.

     We issued an aggregate of 900,000 shares of our common stock to our president and chief executive officer, Arnie Geller, and our former chief financial officer, Gerald Couture, during the second quarter of fiscal year 2004. Mr. Couture passed away after a brief battle with cancer on July 9, 2005. We issued these shares to these officers in exchange for such officers tendering to us options they held to acquire up to 1,800,000 shares of our common stock. The exchange was necessary in order to ensure that we had an adequate number of shares of common stock available to complete our August 2004 private placement. The value of the exchange was $1,179,000, based on a price of $1.31 per share, which was the market price of a share of our common stock on the date of the exchange.

     A consulting firm, Couture and Company, in which our former chief financial officer, Gerald Couture, was a principal has rendered services to us for the time of other professionals. Payment for these services amounted to $3,165, $8,922, and $10,750 for fiscal years 2005, 2004 and 2003, respectively.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on December 27, 2005, there were 26,062,089 shares of our common stock issued and outstanding. The following table provides information regarding the beneficial ownership of our common stock as of December 27, 2005 by:

     o each person known by us to be the beneficial owner of more than five percent of our common stock;

     o    each of our directors;

     o    each executive officer named in the summary compensation table; and

     o    all of our current directors and executive officers as a group.

     The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Beneficial ownership is determined under the rules of the Securities and Exchange Commission. These rules deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or of a group of which the person is a member, but these rules do not deem the stock to be outstanding for purposes of computing the percentage ownership of any other person or group.



      -------------------------------------------- ----------------------------- ---------------------------

                                                            Number of                  Percentage of
                                                              Shares                    Outstanding
                                                           Beneficially                    Shares
      Name and Address                                        Owned                        owned
      -------------------------------------------- ----------------------------- ---------------------------
      More Than 5% Holders:
      -------------------------------------------- ----------------------------- ---------------------------
      Joseph B. Marsh (1)                                             3,349,268                       12.9%
      11006 Bridge House Road
      Windermere, Florida 34786
      -------------------------------------------- ----------------------------- ---------------------------
      William and Janice Gasparrini (2)                               2,288,937                        8.8%
      23 Oak Street
      Greenwich, Connecticut 06830
      -------------------------------------------- ----------------------------- ---------------------------
      Judith Geller (3)                                               1,475,000                        5.0%
      3340 Peachtree Road, N.E, Ste. 2250
      Atlanta, GA 30326
      -------------------------------------------- ----------------------------- ---------------------------
      The Estate of Gerald Couture (4)                                1,720,874                        6.4%
      901 Chestnut Street, Suite A
      Clearwater, Florida 33756
      -------------------------------------------- ----------------------------- ---------------------------
      Directors and Executive Officers:
      -------------------------------------------- ----------------------------- ---------------------------
      Arnie Geller (3)                                                3,037,500                       11.0%
      3340 Peachtree Road, N.E, Ste. 2250
      Atlanta, GA 30326
      -------------------------------------------- ----------------------------- ---------------------------
      Nick Cretan (5)                                                   275,000                        1.0%
      3340 Peachtree Road, N.E, Ste. 2250
      Atlanta, GA 30326
      -------------------------------------------- ----------------------------- ---------------------------
      Doug Banker (6)                                                   297,000                        1.1%
      3340 Peachtree Road, N.E, Ste. 2250
      Atlanta, GA 30326
      -------------------------------------------- ----------------------------- ---------------------------
      Tom Zaller (7)                                                    250,000                           *
      3340 Peachtree Road, N.E, Ste. 2250
      Atlanta, GA 30326
      -------------------------------------------- ----------------------------- ---------------------------
      Brian Wainger                                                         -0-                           *
      3340 Peachtree Road, N.E, Ste. 2250
      Atlanta, GA 30326
      -------------------------------------------- ----------------------------- ---------------------------
      Directors and executive officers as a                           3,859,500                       14.2%
      group (5 persons)
      (3)(4)(6)(7)
      -------------------------------------------- ----------------------------- ---------------------------

     (1) Taken from Mr. Marsh's latest Form 4 filing, filed with the Securities and Exchange Commission on November 30, 2005.
     (2) Taken from Mr. and Mrs. William S. and Janice S. Gasparrini's Schedule 13D filing, filed with the Securities and Exchange Commission on July 7, 2005. According to such Schedule 13D filing, Mr. Gasparrini has sole voting and dispositive power with respect to 544,994 of such shares and Mr. and Mrs. Gasparrini have shared voting and dispositive power with respect to 1,743,943 of such shares.
     (3) Includes 1,475,000 shares of common stock held as tenancy by the entireties by Mr. Geller and his wife, Judith Geller. Mr. Geller's beneficial ownership includes options to purchase 650,000 shares of common stock, all of which are presently exercisable.
     (4) Includes options to purchase 750,000 shares of common stock, all of which are presently exercisable. Mr. Couture passed away on July 9, 2005. The options are exercisable by The Estate of Gerald Couture until July 9, 2006.
     (5) Includes options to purchase 150,000 shares of common stock, all of which are presently exercisable.
     (6) Includes options to purchase 150,000 shares of common stock, all of which are presently exercisable.
     (7) Includes options to purchase 250,000 shares of common stock, all of which are presently exercisable.

                           DESCRIPTION OF COMMON STOCK

     The following description includes the material terms of our common stock. However, it is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement.

     Our authorized capital stock consists of 40,000,000 shares of common stock with a par value of $.0001 per share. No pre-emptive rights exist with respect to any of our common stock. Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of our common stock have no cumulative voting rights. Holders of our common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time, by our Board of Directors in its discretion, from funds legally available for any such dividends. In the event of a liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to a pro rata share of all assets remaining after payment in full of all liabilities.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our charter provides that we will indemnify our current and former directors, officers and employees against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising out of their services as directors, officers or employees of the company. Section 607.0850 of the Florida Business Corporation Act states that we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Our employment agreements with our officers contain provisions requiring us to indemnify them to the fullest extent permitted by Florida law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the company pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              SELLING SHAREHOLDERS

The October 2005 Private Placement

     In October 2005, we completed a private placement of our securities, in which we sold units consisting of shares of our common stock and warrants to purchase shares of our common stock. Each unit consisted of 20,000 shares of common stock, par value $.0001 per share, at a price of $1.67 per share and a five-year warrant to purchase 13,320 shares of common stock at an exercise price of $2.50 per share. The units sold in the October 2005 private placement represented a total of 4,956,577 shares of our common stock. This total consists of 2,975,136 shares of our common stock and warrants to purchase up to 1,981,441 shares of our common stock. The warrants provide for customary anti-dilution adjustments in the event of stock splits, stock dividends, and recapitalizations. The warrants do not confer any voting rights or any other shareholder rights.

Registration Rights

     In connection with the October 2005 private placement, we entered into registration rights agreements with the selling shareholders who participated in the October 2005 private placement. Pursuant to those agreements, we are obligated to file a registration statement under the Securities Act to register the resale by the selling shareholders of all of the shares they received, or have the right to receive pursuant to the exercise of warrants, in the October 2005 private placement.

     The registration rights agreement contains deadlines by which we must use our commercially reasonable efforts to:

     o file the registration statement with the Securities and Exchange Commission;

     o respond to comments from the Securities and Exchange Commission concerning the contents of the registration statement;

     o    have the registration statement declared effective; and

     o    take certain other actions.

     We have filed a registration statement under the Securities Act to fulfill our obligations under the registration rights agreement, and this prospectus is part of that registration statement.

Selling Shareholders

     The following table presents information regarding the selling shareholders and the shares that they may offer and sell from time to time under this prospectus. This table is prepared based on information that has been supplied to us by the selling shareholders. The term "selling shareholders" includes the shareholders listed below as well as their transferees, pledgees, donees and other successors. The table assumes that the selling shareholders will sell all of the shares offered under this prospectus, including shares issuable upon the exercise of warrants. However, because the selling shareholders may offer all or some of their shares under this prospectus or in any other manner permitted by law, no assurances can be given as to the actual number of shares that will be sold by the selling shareholders or that will be held by the selling shareholders after their sales. Information concerning the selling shareholders may change from time to time. Changed information will be presented in a supplement to this prospectus as necessary and required by the rules of the Securities and Exchange Commission. Except for William Marino, each selling shareholder has advised us that he, she or it has had no material relationship with us or any of our predecessors or affiliates during the past three years.

     The ownership percentages shown in the table below are based on an aggregate of 26,062,089 shares of our common stock issued and outstanding as of December 27, 2005. We believe the information below under the column "Shares Owned Before the Offering" reflects all shares of our common stock owned by each selling shareholder shown.


                                                                  Shares Owned                         Shares Owned
                                                                   Before the           Number of   After the Offering
      Name                                                         Offering         Shares Offered Number     Percent
----------------------------------------------------------------------------------------------------------------------------
Forrest John Bahl                                                   333,200              333,200      0          *
Philip M. Barone                                                    183,260              183,260      0          *
Tisha Z.Chen                                                         41,650               41,650      0          *
Marc A. Cohen                                                        33,320               33,320      0          *
Icon Capital Partners, LP                                            99,960               99,960      0          *
Alan Davidson                                                       249,900              249,900      0          *
Margaret Davidson                                                    66,640               66,640      0          *
Marshall T. Davidson                                                 33,320               33,320      0          *
M. St.-John Dinsmore                                                 83,300               83,300      0          *
Jeanie Y. Eastman                                                    33,320               33,320      0          *
Donald H. Gage                                                       33,320               33,320      0          *
Stuart G. Gauld                                                      74,970               74,970      0          *
Stuart G. Gauld IRA Rollover, Bear Stearns Securities Corp, Cust.    41,650               41,650      0          *
Douglas W. Gills                                                     83,300               83,300      0          *
Jeffrey Glassman                                                     24,940               24,940      0          *
Erik S. Goldring                                                    249,900              249,900      0          *
Herbert A. Hardt                                                    233,240              233,240      0          *
George Hart                                                          83,300               83,300      0          *
John Harte MPP                                                       33,320               33,320      0          *
Robert Kantor                                                        99,960               99,960      0          *
Becker & Becker                                                      99,960               99,960      0          *
William B. Kaplan                                                    33,320               33,320      0          *
Harvey Kohn SEP IRA, Sterne Agee & Leech Cust FBO                    33,320               33,320      0          *
Kohn Family LTD Partnership                                          49,880               49,880      0          *
Helen Kohn                                                           49,880               49,880      0          *
William P. Marino, Jr.                                              246,408              246,408      0          *
Robert S. McLain                                                     54,978               54,978      0          *
Anne McMillen                                                        33,320               33,320      0          *


                                                                  Shares Owned                         Shares Owned
                                                                   Before the           Number of   After the Offering
      Name                                                         Offering         Shares Offered Number     Percent
----------------------------------------------------------------------------------------------------------------------------
Kishor Mehta                                                         33,320               33,320      0          *
Nancy Fisher O'Toole                                                 66,640               66,640      0          *
Sarah W. Palmer                                                     116,620              116,620      0          *
CrossCap Partners Enhanced, L.P.                                    435,952              435,952      0          *
CrossCap Partners, L.P.                                             162,613              162,613      0          *
John Reynolds                                                       166,600              166,600      0          *
William J. Rogers, II                                               166,600              166,600      0          *
David Alan Scher                                                    166,600              166,600      0          *
Howard Shapiro Meyer Masters Lutl Pension Plan FBO                   83,300               83,300      0          *
Howard Shapiro                                                      166,600              166,600      0          *
Howard & Pam Shapiro Joint Tenants                                   27,822               27,822      0          *
Howard & Dina Shapiro                                                27,822               27,822      0          *
Howard Shapiro As Custodian For David Shapiro                        27,822               27,822      0          *
Financial Trading Consultants Pension Plan                          166,600              166,600      0          *
Michael Silverstein                                                  33,320               33,320      0          *
Suzanne Veilleux IRA, Charles Schwab & Co., Inc Custodian            33,320               33,320      0          *
Michael Vitas                                                        33,320               33,320      0          *
Kenneth D. Wasserman                                                 41,650               41,650      0          *
Barry L. Weinstein                                                   33,320               33,320      0          *
Jeffrey Zimmerman                                                   249,900              249,900      0          *

                                 Total:                           4,956,577            4,956,577
                                                                  =========            =========
*        Less than one percent

                              PLAN OF DISTRIBUTION

     The selling shareholders, and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded. They may also sell the shares in private transactions in accordance with applicable law. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    privately negotiated transactions;

     o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; or

     o    any other method permitted pursuant to applicable law.

     The selling shareholders may also sell shares of our common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of our common stock.

                                  LEGAL OPINION

     Harter, Secrest & Emery LLP, of Rochester, New York, will pass upon the validity of the shares of common stock being offered pursuant to this prospectus.

                                     EXPERTS

     Our consolidated financial statements as of February 28, 2005 and February 29, 2004 included in this prospectus have been audited by Kempisty and Company, Certified Public Accountants, P. C., independent registered accountants, as stated in their report included in this prospectus, and have been so included in reliance upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We are a public company, and we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information may be read and copied at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of such documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. All reports and other information that we file with the SEC are also available to the public from the SEC's website at www.sec.gov, under our company name or our CIK number: 0000796764.

     This prospectus is part of a registration statement on Form SB-2 that we have filed with the Securities and Exchange Commission. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information about us, and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits, which may be obtained as described above.

                       [Outside Back Cover of Prospectus]

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         Until ________, 2006 (25 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

     Section 607.0850 the Florida Business Corporation Act permits the indemnification of directors and officers of Florida corporations. Our charter provides that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

     Under Florida law, we have the power to indemnify our directors and officers against claims arising in connection with their service to us except when an director's or officer's conduct involves: (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; or (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

     In addition, we have entered into employment agreements with certain of our directors and officers that contain provisions requiring us to indemnify them to the fullest extent permitted by Florida law. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by our charter and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Our charter limits the liability of current and former directors for monetary damages if they have acted in good faith and conformed to a standard of reasonable care. Furthermore, and notwithstanding anything to the contrary in our charter or bylaws, Section 607.0831 of the Florida Business Corporation Act limits the liability of directors for monetary damages for any statement, vote, decision or failure to act relating to management or policy of the corporation unless he or she breached or failed to perform her duties as a director, and the breach or failure constitutes: (a) a violation of criminal law, unless the director had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe it was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) an unlawful distribution; (d) in a proceeding by or in the right of the corporation or one or more of our shareholders, conscious disregard for our best interests or willful misconduct; or (e) in a proceeding brought by someone other than the corporation or one or more of our shareholders, recklessness or an act or omission committed in bad faith, with malicious purpose, or in a manner exhibiting willful disregard of human rights, safety or property.

     We have purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by us.

Item 25. Other Expenses of Issuance and Distribution.

     The following table provides information regarding the various anticipated expenses payable by us in connection with the issuance and distribution of the securities being registered. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling shareholders will be borne by the selling shareholders. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

                  Nature of Expense                           Amount
                  -----------------                           ------

Registration fee                                          $        2,190.36
Accounting fees and expenses                              $        2,500.00
Legal fees and expenses                                   $       50,000.00
Transfer agent fees                                       $       12,500.00
Printing and related fees                                 $       50,000.00
Miscellaneous                                             $       20,000.00
                                                                 ----------
Total                                                     $      137,190.36
                                                                 ==========

Item 26. Recent Sales of Unregistered Securities.

     We have issued the following unregistered securities within the last three years:

     At various times during our 2003, 2004 and 2005 fiscal years, we issued an aggregate of 1,725,000 shares of our common stock and an aggregate of 2,750,000 options and 500,000 warrants to purchase shares of our common stock to our directors, employees and consultants, in each case as compensation for their services to us. The issuances of these shares and warrants were exempt under
Section 4(2) of the Securities Act of 1933, as amended, as sales not involving a public offering.

     During May 2004, we issued 30,000 shares of our common stock to two of our existing shareholders in partial consideration for a $500,000 loan made by them to us. The issuance of these shares was exempt under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

     During May 2004, we issued warrants to purchase 500,000 shares of our common stock to a consultant in consideration of services rendered to us by the consultant. The issuance of these warrants was exempt under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

     During August 2004 we issued 900,000 shares of our common stock to two of our executive officers. These shares were issued in exchange for the redemption of options held by those officers to acquire 1,800,000 shares of our common stock. The value of this exchange was $1,179,000, or $1.31 per share, the market price of the common stock at the time of this transaction. The issuance of these shares was exempt under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

     In August 2004, we issued 1,469,927 shares of our common stock and warrants to purchase 441,003 shares of our common stock to accredited investors in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended. The gross proceeds of this issuance were $1,514,000, and the net proceeds to us were $1,278,000 after fees, expenses and other costs. The issuance of these shares and the warrants was exempt under Regulation D and under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

     In connection with the August 2004 private placement, we issued warrants to purchase 293,985 shares of our common stock, at an exercise price of $1.50 per share, to the selected dealer that assisted us with the private placement as partial consideration for the services rendered to us by that selected dealer. The issuance of these warrants was exempt under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

     In March 2005, through a newly formed wholly owned subsidiary, Premier Acquisitions, Inc. (PAI), a Nevada corporation, we entered into a letter agreement to acquire all the membership interests in Exhibitions International, LLC ("EI"), a Nevada LLC. EI held certain exclusive licensing rights to certain anatomical specimens and exhibitry. The acquisition of EI was principally funded in two tranches, first on April 25 and then on May 2, 2005 and was completed as follows: (1) a cash payment by PAI for 100% of the membership interests of EI;
(2) the payment of a certain debt obligation of EI paid by PAI in cash; (3) the issuance of 200,000 shares of our common stock; and (4) the issuance of 300,000 warrants to acquire our common stock. The warrants are exercisable for three years and have the following exercise prices: 100,000 warrants are exercisable at $1.25 per share; 100,000 warrants are exercisable at $1.50 per share; and 100,000 warrants are exercisable at $1.75 per share. The issuance of these shares and the warrants was exempt under Regulation D and under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

     In April 2005, we received $500,000 for the purchase of 300,000 shares of our common stock from a joint venture party as consideration in for a co-production undertaking. The issuance of these shares was exempt under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

     In October 2005, we completed a private placement of our securities, in which we sold units consisting of shares of our common stock and warrants to purchase shares of our common stock. Each unit consisted of 20,000 shares of common stock, par value $.0001 per share, at a price of $1.67 per share and a five-year warrant to purchase 13,320 shares of common stock at an exercise price of $2.50 per share. The units sold in the October 2005 private placement represented a total of 4,956,577 shares of our common stock. This total consists of 2,975,136 shares of our common stock and warrants to purchase up to 1,981,441 shares of our common stock. The issuance of these shares and warrants was exempt under Regulation D and under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

Item 27. Exhibits.



                                                          Filed            Incorporated by Reference
                                                          with     ---------------------------------------------
                                                          this
 Exhibit                     Exhibit                      Form
   No.                     Description                    SB-2       Form     Exhibit         Filing Date
---------- ------------------------------------------------------- -------------------- ------------------------

   2.1     Agreement and Plan of Merger, dated October                8-K       2.3            10-20-04
           13, 2004, among the Registrant, RMS
           Titanic, Inc. and RMST Mergersub, Inc.

   3.1     Articles of Incorporation of the Registrant                8-K       3.1            10-20-04

                                      II-3

   3.2     Amendment to Articles of Incorporation           X

   3.3     Bylaws of the Registrant                                   8-K       3.2            10-20-04

   4.1     Form of the Registrant's Common Stock                     8-K/A      4.1            11-01-04
           Certificate
   4.2     Registrant's 2004 Stock Option Plan and                    8-K      10.2            10-20-04
           Form of Stock Option
   4.3     Registrant's 2000 Stock Option Plan and                    8-K      10.1            10-20-04
           Form of Stock Option
   5.1     Form of Legal Opinion of Harter, Secrest &       X
           Emery LLP

  10.1     Lease dated March 27, 2000 for offices in                 10-K      10.25           06-13-00
           Atlanta, Georgia
  10.2     Employment Agreement dated February 4, 2002               10-K      10.23.8         06-18-02
           between the Registrant and Arnie Geller
  10.3     Form of Lease dated October 16, 2001 for                  10-K      10.34           06-18-02
           the Registrant's offices and warehouse in
           Atlanta, Georgia
  10.4     United States Court of Appeals R.M.S.                      8-K      10.1            04-30-02
           Titanic, Inc. v. The Wrecked and Abandoned
           Vessel. Opinion No. 01-2227
  10.5     Lease Amendment dated August 8, 2003 for                  10-K      10.49           06-15-04
           the Registrant's offices in Atlanta, Georgia
  10.6     Amendment to Employment Agreement dated                   10-K      10.50           06-15-04
           April 10, 2004 between the Registrant and
           Arnie Geller



                                                          Filed            Incorporated by Reference
                                                          with     ---------------------------------------------
                                                          this
 Exhibit                     Exhibit                      Form
   No.                     Description                    SB-2       Form     Exhibit         Filing Date
---------- ------------------------------------------------------- -------------------- ------------------------

  10.7     Employment Agreement dated August 4, 2003                 10-K      10.54           06-15-04
           between the Registrant and Tom Zaller
  10.8     Registration Rights Agreement, dated August               10-Q      10.57           10-13-04
           18, 2004, among the Registrant, Laidlaw &
           Company (UK) Ltd. (f/k/a Sands Brothers
           International Limited) and certain
           purchasers identified therein
  10.9     Assumption Agreement, dated October 13,                    8-K      99.1            10-20-04
           2004, between the Registrant and RMS
           Titanic, Inc.
  10.10    Form of Registration Rights Agreement from       X
           October 2005 private placement

  10.11    October 2004 Lease Amendment re warehouse        *
           space

  10.12    November 2005 Lease Amendment to lease for       *
           offices in Atlanta, Georgia

  10.13    Acquisition letter Agreement among Premier                10-Q      10.1             7-14-05
           Acquisitions, Inc. and Exhibitions
           International, LLC, et al. dated March 7,
           2005

  10.14    Form of $500,000 Promissory Note dated June      X
           2004 from RMS Titanic, Inc. payable to
           Joseph Marsh and William Marino

  10.15    Joint Venture Agreement between the              X
           Registrant and SAM Tour (USA), Inc. dated
           April 13, 2005, and as amended August 19,
           2005

  10.16    $2,425,000 Promissory Note dated April 13,       X
           2005 between Registrant as Maker and SAM
           Tour (USA), Inc. as Payee

  10.17    Form of Security Agreement between               X
           Registrant as debtor and SAM Tour (USA),
           Inc. as secured party, dated as of May 11,
           2005

  10.18    Form of Security Agreement between RMS           X
           Titanic, Inc. as debtor and SAM Tour (USA),
           Inc. as secured party, dated as of May 11,
           2005



                                                          Filed            Incorporated by Reference
                                                          with     ---------------------------------------------
                                                          this
 Exhibit                     Exhibit                      Form
   No.                     Description                    SB-2       Form     Exhibit         Filing Date
---------- ------------------------------------------------------- -------------------- ------------------------

  10.19    Exhibition Tour Agreement dated April 21,        *
           2004 between RMS Titanic, Inc. and Exhibit
           Human, The Wonders Within, Inc.

  10.20    Exhibition Tour Agreement dated January 22,      *
           2005 between Premier Exhibitions, Inc. and
           Dr. Hong-Jin Sui and Dalian Hoffen Bio
           Technique Company Limited

  11.1     Computation of Earnings Per Share (included      X
           in the Notes to Financial Statements
           included with the Prospectus)

  21.1     Subsidiaries of the Registrant                   X

  23.1     Form of Consent of Harter, Secrest & Emery       X
           LLP (Included in Exhibit 5.1)

  23.2     Consent of Kempisty & Company, Certified         X
           Public Accountants, P.C.

  24.1     Power of Attorney (See the signature page        X
           of this Registration Statement)
-------------------

* To be filed by amendment

Item 28. Undertakings.

         (a) The undersigned registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing a registration statement on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia, on December 30, 2005.

Premier Exhibitions, Inc.


/s/ Arnie Geller
-------------------------------------------------------
Arnie Geller
President, Chief Executive Officer, Chief Financial
Officer, and a Director


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Arnie Geller and Brian Wainger, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date                  Signature                     Title
----                  ---------                     -----

December 30, 2005     /s/ Arnie Geller              Chairman, President,
                      -------------------------     Chief Executive Officer,
                      Arnie Geller                  Chief Financial Officer
                                                    and a Director

December 30, 2005     /s/ N. Nick Cretan            Director
                      -------------------------
                      N. Nick Cretan

December 30, 2005     /s/ Doug Banker               Director
                      -------------------------
                      Doug Banker

                   PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



Annual Financial Statements (Audited)
-------------------------------------

Report of  Independent Registered Public Accounting Firm                     F-1


Consolidated Financial Statements:

   Consolidated Balance Sheets at February 29, 2004 and February 28, 2005    F-2

   Consolidated Statements of Operations for the
    Years Ended February 28, 2003, February 29, 2004 and February 28, 2005   F-3

   Consolidated Statements of Stockholders' Equity for the Years Ended
    February 28, 2003, February 29, 2004 and February 28, 2005               F-4

   Consolidated Statements of Cash Flows for the Years Ended
    February 28, 2003, February 29, 2004 and February 28, 2005         F-5 - F-6

   Notes to Consolidated Financial Statements                         F-7 - F-22

Interim Financial Statements (Unaudited)
----------------------------------------

Consolidated Financial Statements:

   Consolidated Balance Sheets at February 28, 2005 and August 31, 2005     F-24

   Consolidated Statements of Operations for the
     Three-Month and Six Month Periods Ended August 31, 2004 and 2005       F-25

   Consolidated Statements of Cash Flows for the
     Six Month Periods Ended August 31, 2004 and 2005                       F-26

   Notes to Consolidated Financial Statements                        F-27 - F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Premier Exhibitions, Inc.


We have audited the accompanying consolidated balance sheets of Premier Exhibitions, Inc. and Subsidiaries as of February 28, 2005 and February 29, 2004, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended February 28, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Exhibitions, Inc. and Subsidiaries as of February 28, 2005 and February 29, 2004 and the results of their operations and their cash flows for each of the three years in the period ended February 28, 2005, in conformity with U.S. generally accepted accounting principles.



Kempisty & Company
Certified Public Accountants, P. C.
New York, New York

June 14, 2005


PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                      February 29,    February 28,
                                                                                         2004            2005
------------------------------------------------------------------------------------------------------------------------------------

ASSETS

Current Assets:
  Cash and cash equivalents                                                           $   547,000    $  1,258,000
  Accounts receivable                                                                     353,000       1,057,000
  Prepaid and refundable taxes                                                            221,000         222,000
  Prepaid expenses and other current assets                                               141,000       1,405,000
------------------------------------------------------------------------------------------------------------------------------------

      Total current assets                                                              1,262,000       3,942,000

Artifacts owned, at cost (Note 2)                                                       4,479,000       4,476,000
Salvor's lien                                                                               1,000           1,000
Salvor-in-Possession Rights                                                                     -         879,000
Property and Equipment, net of accumulated depreciation
 of $1,754,000 and $1,976,000, respectively (Note 3)                                      747,000         738,000
Other Assets                                                                              764,000         728,000
------------------------------------------------------------------------------------------------------------------------------------
      Total Assets                                                                    $ 7,253,000    $ 10,764,000
====================================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities (Note 4)                                   $ 1,249,000    $  1,660,000
  Deferred revenue                                                                             --       1,000,000
  Note Payable - stockholder                                                                   --         425,000
------------------------------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                         1,249,000       3,085,000
------------------------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies (Notes 8 &9)

Stockholders' Equity: (Note 6)
  Common stock - $.0001 par value; authorized 30,000,000 shares,
   issued and outstanding 19,125,047 and 22,299,937 shares, respectively                    2,000          2,000
  Additional paid-in capital                                                           17,192,000     20,316,000
  Accumulated deficit                                                                 (11,190,000)   (12,665,000)
  Accumulated other comprehensive income                                                        -         26,000
      Stockholders' equity                                                              6,004,000      7,679,000

------------------------------------------------------------------------------------------------------------------------------------
      Total Liabilities and Stockholders' Equity                                     $  7,253,000   $ 10,764,000
====================================================================================================================================

                        See Notes to Financial Statements



PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  February 28,      February 29,       February 28,
Year ended                                                                             2003            2004                2005
------------------------------------------------------------------------------------------------------------------------------------
Revenue:

  Exhibitions and related merchandise sales                                       $ 2,646,000      $2,677,000       $  6,320,000
  Merchandise and other                                                               121,000         119,000            507,000
  Sale of coal                                                                         94,000          68,000             30,000

------------------------------------------------------------------------------------------------------------------------------------
Total revenue                                                                       2,861,000       2,864,000          6,857,000
------------------------------------------------------------------------------------------------------------------------------------
Expenses:
 General and administrative                                                         2,809,000       3,402,000          4,397,000
  Depreciation and amortization                                                       293,000         253,000            378,000
  Exhibition costs                                                                          -               -          2,891,000
  Cost of merchandise sold                                                            140,000         110,000            257,000
  Cost of coal sold                                                                    35,000          21,000              9,000
  Write down of note receivable                                                       296,000               -                  -
  Expenses for settlement of litigation                                               413,000         175,000                  -
------------------------------------------------------------------------------------------------------------------------------------
Total expenses                                                                      3,986,000       3,961,000          7,932,000
------------------------------------------------------------------------------------------------------------------------------------

Profit (Loss) from operations                                                      (1,125,000)     (1,097,000)        (1,075,000)

Other income and expenses:
  Interest Income                                                                     298,000           9,000              2,000
  Interest Expense                                                                          -               -            (46,000)
  Loss on Sale of Fixed Assets                                                              -               -           (356,000)
------------------------------------------------------------------------------------------------------------------------------------
Profit (Loss) before provision for income taxes                                    (7,260,000)       (827,000)        (1,475,000)

Provision for income taxes                                                                  -               -                  -

------------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                               $    (827,000)    $(1,088,000)     $  (1,475,000)
====================================================================================================================================

Other comprehensive operations:

       Foreign currency translation                                                         -               -             26,000

------------------------------------------------------------------------------------------------------------------------------------
Net income (loss) from comprehensive operations                                 $    (827,000)    $(1,088,000)     $  (1,449,000)
====================================================================================================================================
Basic and diluted Loss
Per common share                                                                $       (0.04)    $     (0.06)     $       (0.07)
====================================================================================================================================

Weighted-average number of common shares outstanding                               18,615,294      18,960,047         20,818,898
====================================================================================================================================

                        See Notes to Financial Statements



PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

YEARS ENDED FEBRUARY 28, 2003, FEBRUARY 29, 2004, AND FEBRUARY 28, 2005
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Accumulated
                                               Common Stock         Additional          Other
                                          Number         Amount     Paid-in          Comprehensive    Accumulated      Stockholders'
                                         of Shares                  Capital           Income(Loss)      Deficit           Equity
------------------------------------------------------------------------------------------------------------------------------------

Balance as of February 28, 2002         18,550,047       $2,000     $16,615,000        $(31,000)     $(9,244,000)        $7,342,000

Reclass of foreign currency translation                                                  31,000          (31,000)                 -
Issuance of common stock for services      125,000            -          35,000               -                -             35,000
Net loss                                                      -               -               -         (827,000)          (827,000)
------------------------------------------------------------------------------------------------------------------------------------
Balance as of February 28, 2003         18,675,047       $2,000     $16,650,000               -     $(10,102,000)        $6,550,000
------------------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for services    450,000            -         108,000                 -                -            108,000
Issuance of compensatory stock options                                434,000                                               434,000

Net loss                                                    -               -                 -      (1,088,000)         (1,088,000)
------------------------------------------------------------------------------------------------------------------------------------
Balance as of February 29, 2004       19,125,047       $2,000     $17,192,000                 -    $(11,190,000)         $6,004,000
------------------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for services    150,000            -          77,000                                                77,000
Issuance of common stock in exchange
 for options                             900,000                    1,569,000                 -               -           1,569,000
Issuance of common stock for services    655,000            -         200,000                 -               -             200,000
Issuance of common stock
 in equity raise                       1,469,892                    1,278,000                                             1,278,000
Net loss                                                                                             (1,475,000)         (1,475,000)
Foreign currency translation gain                                                        26,000                              26,000
------------------------------------------------------------------------------------------------------------------------------------
Balance as of February 28, 2005       22,299,939       $2,000     $20,316,000            26,000    $(12,665,000)         $7,679,000
------------------------------------------------------------------------------------------------------------------------------------

                        See Notes to Financial Statements


PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
====================================================================================================================================

                                                                                  February 28,       February 29,       February 28,
Year ended                                                                            2003               2004              2005
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
  Net income (loss)                                                             $    (827,000)    $   (1,088,000)   $    (1,475,000)
------------------------------------------------------------------------------------------------------------------------------------

 Adjustments to reconcile net income (loss) to net
  cash provided (used) by operating activities:
------------------------------------------------------------------------------------------------------------------------------------
    Depreciation and amortization                                                     293,000            253,000            378,000
    Issuance of common stock for services                                              35,000            108,000            277,000
    Reduction in cost of artifacts                                                          -                  -              3,000
    Loss on disposal of fixed assets                                                        -                  -            356,000
    Issuance of stock for interest expense                                                  -                  -              6,000
    Issuance of stock in exchange of option                                                 -                  -          1,569,000
    Issuance of compensatory stock options                                                  -            434,000                  -
      Changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable                                      (88,000)          (225,000)          (704,000)
      (Increase) decrease in prepaid and refundable taxes                           1,750,000            290,000             (1,000)
      Decrease (increase) in prepaid expenses and other current assets                983,000            166,000         (1,264,000)
      Decrease (increase) in other assets                                              28,000           (715,000)            39,000
      Increase (decrease) in deferred revenue                                         (53,000)          (735,000)         1,000,000
      Increase (decrease) in accounts payable and accrued liabilities                 405,000            135,000            411,000
------------------------------------------------------------------------------------------------------------------------------------
        Total adjustments                                                           3,353,000           (289,000)         2,070,000
------------------------------------------------------------------------------------------------------------------------------------
        Net cash provided (used) by operating activities                            2,526,000         (1,377,000)           595,000
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:

    Proceeds from sale of fixed assets                                                      -                  -            230,000
    Purchases of property and equipment                                              (727,000)           (21,000)          (964,000)
    Investment in salvor-in-possession rights                                               -                  -           (879,000)
------------------------------------------------------------------------------------------------------------------------------------
        Cash used in investing activities                                            (727,000)           (21,000)        (1,613,000)
------------------------------------------------------------------------------------------------------------------------------------

Cash flows provided from financing activities:

    Proceeds from note payable                                                                                              500,000
    Payment on note payable                                                                                                 (75,000)
    Proceeds from the sale of common stock                                                                                1,278,000
------------------------------------------------------------------------------------------------------------------------------------
        Cash provided by financing activities                                        (727,000)           (21,000)         1,703,000
------------------------------------------------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash                                                     -                 -              26,000

Net increase (decrease) in cash and cash equivalents                                1,799,000        (1,398,000)            711,000

Cash and cash equivalents at beginning of year                                        146,000         1,945,000             547,000
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                          $ 1,945,000        $  547,000        $  1,258,000
====================================================================================================================================

Supplemental disclosure of cash flow information:
  Cash paid during the year for income taxes                                      $     - 0 -        $     - 0 -       $      - 0 -
  Cash paid during the year for interest                                          $     - 0 -        $     - 0 -       $     40,000
====================================================================================================================================

                        See Notes to Financial Statements


PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONT'D)
------------------------------------------------------------------------------------------------------------------------------------
                                                                       February 28,       February 29,      February 28,
Year ended                                                                 2003               2004              2005
------------------------------------------------------------------------------------------------------------------------------------

Supplemental schedule of non-cash financing and
 investing activities:
  Issuance of compensatory stock options                                $     -0-       $      434,000       $      -0-
  Issuance of common stock in exchange for options                      $     -0-       $          -0-       $1,569,000

==============================================================================================================================
   Common stock issued for assets                                       $     -0-       $          -0-       $      -0-
==============================================================================================================================

                        See Notes to Financial Statements

                                      PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Premier Exhibitions, Inc. initially conducted business as Titanic Ventures Limited Partnership ("TVLP"). In 1993, the Company acquired all of TVLP's assets and assumed all of TVLP's liabilities. The transaction was accounted for as a "reverse acquisition" with TVLP deemed to be the acquiring entity. Premier Exhibitions, Inc. and TVLP are referred to as the "Company" as the context dictates.

     In June 2000, the Company established a wholly owned United Kingdom subsidiary, Danepath Ltd., for the purpose of purchasing the research vessel, RRS Challenger, a 178 foot- 1050 ton ship that was to be utilized in the expedition to the RMS TITANIC (the "TITANIC") wreck site during that summer. This vessel was acquired on June 30, 2000 from the Natural Environment Research Council, a British governmental agency. The name of the vessel was changed to the SV EXPLORER. On April 2, 2002, the Company sold its Danepath subsidiary to Argosy International Ltd., an affiliated party. In January 2003, in settlement of an outstanding obligation from Argosy, the Company acquired the vessel, the SV EXPLORER, and related marine equipment in a wholly owned United Kingdom subsidiary of the Company, Seatron Limited.

     In May 2001, the Company acquired the ownership rights to the shipwreck the RMS CARPATHIA (the "CARPATHIA"). The CARPATHIA was the vessel that rescued the survivors from the TITANIC. The value that was assigned to this asset ($1,374,000) is the un-amortized value of other intangible assets purchased by the Company in April 2000 from this same entity ($555,000), plus the fair market value of 1,104,545 newly issued shares of common stock ($819,000).

     On March 6, 2002, in a separate agreement, the Company sold to Argosy International, for minimal consideration, its 100% ownership interest in White Star Marine Recovery, Ltd. That sale terminated its obligation under an agreement with Argosy International for the consulting services of Graham Jessop. At the time of this sale, White Star Marine Recovery had no assets other than this consulting contract.

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All inter-company accounts and transactions have been eliminated.

     The Company was formed in 1987 for the purposes of exploring the wreck and surrounding oceanic area of the vessel the TITANIC; obtaining oceanic material and scientific data available there-from in various forms, including still and moving photography and artifacts ("Artifacts") from the wreck site; and utilizing such data and Artifacts in revenue-producing activities such as touring exhibitions, television programs and the sale of still photography. The Company also earns revenue from the sale of coal and TITANIC -related products.

     The Company was declared salvor-in-possession of the TITANIC pursuant to a judgment entered in the Federal District Court for the Eastern District of Virginia. On April 12, 2002, the United States Court of Appeals for the Fourth Circuit (the "Fourth Circuit") affirmed two orders of the United States District Court for the Eastern District of Virginia, Norfolk Division. R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel ..., 2002 U.S. App. LEXIS 6799 (4th Cir. 2002). Dated September 26, 2001 and October 19, 2001, these orders restricted the sale of Artifacts recovered by the Company from the RMS TITANIC wreck site. In rendering its opinion, the Fourth Circuit reviewed and declared ambiguous the June 7, 1994 order

                                      PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     of the District Court that had awarded ownership to the Company of all items then salvaged from the wreck of the TITANIC as well as all items to be salvaged in the future by the Company so long as the Company remained salvor-in-possession of the TITANIC. Having found the June 7, 1994 order ambiguous, the Fourth Circuit reinterpreted the order to convey only possession, not title, pending determination of a salvage award.

     As a consequence of the Fourth Circuit's decision, the Company reviewed the carrying cost of Artifacts recovered from TITANIC expeditions to determine impairment of values. Up until the ruling by the Fourth Circuit, the Company was carrying the value of the artifacts that it recovered from the TITANIC wreck site at the respective costs of the expeditions as the Company believed it was the owner of all Artifacts recovered. The Company had relied on ownership being granted by the United States District Court in the June 7, 1994 Order. As a consequence of this review and in compliance with the requirements of Statement of Financial Accounting Standards ("SFAS") 142- Impairment of Long-Lived Assets and SFAS 121- The Valuation of Non-Goodwill Intangibles, it was determined that an impairment of realizable values had occurred because of the Fourth Circuit's ruling that removed ownership of certain artifacts from the Company that were under the jurisdiction of the United States District Court. The District Court has jurisdiction of all Artifacts that have been recovered from the TITANIC wreck site except for those 1800 Artifacts recovered in the 1987 expedition. These 1987 Artifacts were previously granted to the Company by the government of France in 1993. Furthermore, the Salvor's Lien that the Fourth Circuit Court acknowledged the Company was entitled to under its Salvor-in-Possession status could not be quantified other than for a de minimus amount because of the uncertainty of the wide latitude given a United States Federal Maritime Court to apply the Blackwall factors for a salvor's award and the adjustment to such an award, if any, for revenues the Company may have derived from the Artifacts . Therefore an impairment charge of an amount equal to the costs of recovery for all expeditions after 1987, net of tax benefit, was established less a re-classification of $1,000, a de minimus amount, for the value of a Salvor's Lien.

     Since August 1987, the Company has completed six expeditions to the wreck site of the TITANIC and has recovered approximately 6,000 Artifacts including a large section of the TITANIC's hull along with coal from the wreck site.

     Costs associated with the care, management and preservation of recovered Artifacts are expensed as incurred. A majority of the Artifacts not in exhibition are located within the United States.

     To ascertain that the aggregate net realizable value ("NRV") of the Artifacts exceeds the direct costs of recovery of such Artifacts, the Company evaluates various evidential matters. Such evidential matters includes documented sales and offerings of TITANIC-related memorabilia, insurance coverage obtained in connection with the potential theft, damage or destruction of all or part of the Artifacts and other evidential matter regarding the public interest in the TITANIC.

     At  each  balance  sheet  date,   the  Company   evaluates  the  period  of
     amortization of intangible assets. The factors used in evaluating the period of amortization include: (i) current operating results, (ii) projected future operating results, and (ii) other material factors that affect the continuity of the business.

     For purposes of the statement of cash flows, the Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

                                      PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The Company maintains cash in bank accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses on these accounts.

     Revenue from the licensing of the production and exploitation of audio and visual recordings by third parties, related to the Company's expeditions, is recognized at the time that the expedition and dive takes place.

     Revenue from the licensing of still photographs and video is recognized at the time the rights are granted to the licensee.

     Revenue from the granting of sponsorship rights related to the Company's expeditions and dives is recognized at the completion of the expedition.

     Revenue sharing from the sale of TITANIC-related products by third parties is recognized when the item is sold.

     Revenue from license agreements is recognized pro-rata over the life of the agreements. Amounts received in excess of amounts earned are shown as deferred revenue.

     The Company sells coal recovered from the TITANIC wreck site. Revenue from sales of such coal is recognized at the date of shipment to customers. Recovery costs attributable to the coal are charged to operations as revenue from coal sales are recognized.

     Income tax expense includes income taxes currently payable and deferred taxes arising from temporary differences between financial reporting and income tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Depreciation of property and equipment is provided for by the straight-line method over the estimated lives of the related assets.

     SFAS No. 123, "Accounting for Stock-Based Compensation", encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to account for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Procedures Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and to present pro forma earnings (loss) and per share information as though it had adopted SFAS No.
     123. Under the provisions of APB Opinion No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

     Basic earnings per common share ("EPS") is computed as net earnings divided by the weighted-average number of common shares outstanding for the period. Diluted EPS, representing the potential dilution that would occur from common shares issuable through stock-based compensation, including stock options, restricted stock awards, warrants and other, is not presented for the years ended February 28, 2003, February 29, 2004 and February 29, 2005 since there was no dilutive effect of potential common shares or the dilutive effect is not material.

                                      PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements. Actual results could differ from those estimates.

     Impairment of Long-Lived Assets. In the event that facts and circumstances indicate that the carrying value of long lived assets, including associated intangibles may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the assets carrying amount to determine if a write down to market value or discounted cash flows is required.

     Recent Accounting Pronouncements
     --------------------------------

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets" (SFAS 153) which amends Accounting Principles Board Opinion No. 29, "Accounting for Nonmonetary Transactions (APB 29). SFAS 153 amends APB 29 to eliminate the fair-value exception for nonmonetary exchanges of similar productive assets and replace it with a general exception for nonmonetary exchanges that do not have commercial substance. It is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. This statement is not anticipated to have a material impact on the Company's financial position or results of operations.

     In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment" (SFAS 123(R), which establishes accounting standards for all transactions in which an entity exchanges its equity instruments for goods and services. SFAS 123(R) revises SFAS No. 123, "Accounting for Stock-Based Compensation", supersedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and amends Financial Accounting Standard No. 95, "Statement of Cash Flows", SFAS No. 123(R) generally requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the date of the grant. The standard requires the fair value on the grant date to be estimated using either an option-pricing model which is consistent with the terms of the award or a market observed price, if such a price exists. The resulting cost must be recognized over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period. SFAS 123(R) must be adopted no later than periods beginning after June 15, 2005 and the Company expects to adopt SFAS 123(R) on the effective date. The Company expects the adoption of SFAS 123(R) will not have a material impact on its net income and earnings per share.

                                      PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.   ARTIFACTS:

     Artifacts recovered in the 1987 TITANIC expedition are carried at the lower of cost of recovery or NRV. The ownership of these Artifacts was granted to the Company by the Government of France. The costs of recovery are the direct costs of chartering of vessels and related crews and equipment required to complete the dive operations for that expedition. Coal recovered in two expeditions is the only item available for sale.
     Periodically, as sales of coal occur, ten percent of the sale value is deducted from the carrying costs of Artifacts recovered. During 2005, 2004 and 2003, $6,000, $6,000, and $11,000, respectively, were deducted from the Artifacts cost.

     Artifacts, at cost, consists of the following:

                                          February 29,           February 28,
                                             2004                    2005
     ---------------------------------------------------------------------------
      Artifacts recovered, TITANIC       $ 3,105,000            $  3,102,000
      Artifacts, CARPATHIA                 1,374,000               1,374,000
     ---------------------------------------------------------------------------
                                         $ 4,479,000            $  4,476,000

3. PROPERTY AND EQUIPMENT:

     Property and equipment, at cost, consists of the following:




--------------------------------------------------------------------------------
                       February 29,    February 28,           Estimated
                           2004            2005               Useful
                                                              Life
--------------------------------------------------------------------------------


  Exhibitry equipment   $1,378,000      $2,323,000           5 years
  Marine equipment         750,000               -          10 years
  Office equipment         208,000         227,000           5 years
  Furniture and fixtures   164,000         164,000           5 years
--------------------------------------------------------------------------------
                         2,501,000       2,714,000
  Less accumulated
   depreciation          1,754,000       1,976,000
--------------------------------------------------------------------------------
                       $   747,000       $ 738,000
================================================================================


4.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

Accounts payable and accrued liabilities consist of the following:

                                                February 29,  February 28,
                                                   2004          2005
--------------------------------------------------------------------------------
 Amounts payable for professional
 and consulting fees                            $ 419,000      $1,231,000
 Settlement accrual                               248,000         107,000
 Other miscellaneous liabilities                  582,000         322,000
--------------------------------------------------------------------------------
                                               $1,249,000      $1,660,000
================================================================================

                                     PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5. INCOME TAXES

     The provision for income taxes consists of the following components:



                   February 28,            February 29,         February 28,
Year ended             2003                   2004                 2005
--------------------------------------------------------------------------------

Current:
 Federal            $(264,000)             $(300,000)           $(450,000)
 State and local      (50,000)               (90,000)            (120,000)
--------------------------------------------------------------------------------
                     (314,000)              (390,000)            (670,000)
--------------------------------------------------------------------------------

 Federal              264,000                300,000              450,000
 State and local       50,000                 90,000              120,000
--------------------------------------------------------------------------------
                      314,000                390,000              670,000
--------------------------------------------------------------------------------
 Provision for
  income taxes         $- 0 -               $  - 0 -              $ - 0 -
--------------------------------------------------------------------------------

The total provision for income taxes differs from that amount which would be computed by applying the U.S. federal income tax rate to income before provision for income taxes. The reasons for these differences are as follows:



                                          February 28, February 29, February 28,
Year ended                                    2003        2004         2005
--------------------------------------------------------------------------------

Statutory federal income tax rate           (34.0)%      (34.0)%      (34.0)%
Effect of federal graduated tax
 rates benefit                               (4.0)          --           --
Net Operating Loss Carry-forward             38.0         34.0         34.0
Other, net                                      -            -            -
--------------------------------------------------------------------------------
  Effective income tax rate                 - 0 -  %      - 0 -  %     -0-  %
================================================================================


     The net deferred income tax asset consists of the following:



                                        February 29,            February 28,
                                            2004                    2005
--------------------------------------------------------------------------------

Net Operating loss carry-forward         $2,180,000             $2,800,000
Deferred tax asset - expenses
 not currently deductible                $       --                     --
Valuation allowance for
 doubtful tax assets                     (2,180,000)            (2,800,000)
--------------------------------------------------------------------------------
  Net deferred tax                             $-0-                   $-0-


     The net operating loss carry-forwards of approximately $7,000,000 expire in varying amounts from 2019 to 2025. A valuation allowance of 100% of the deferred income tax asset has been provided at February 28, 2005 because of the uncertainties as to the amount of taxable income that will be generated in the future years as a result of the determination by the Federal Court of Appeals that the Company does not own the Titanic artifacts.

                                     PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.   STOCKHOLDERS' EQUITY:


     Prior to the acquisition of TVLP's assets, the Company initiated an exchange agreement with the holders of certain Class B warrants in which the holders would receive shares of the Company's common stock in exchange for certain Class B warrants. Through February 28, 2003, the Company had received 20,700 Class B warrants to be exchanged for 20,700 shares of common stock of the Company, of which 16,500 shares still remain to be issued. There were 5,556 warrants outstanding as of February 28, 2005.

     During the year ended February 28, 2003, the Company issued 125,000 shares of common stock as payment for conservation services having a value of $35,000.

     During the year ended February 29, 2004, the Company issued 450,000 shares of common stock as payment for services and compensation having a value of $108,000.

     During the year ended February 28, 2005, the Company issued 150,000 shares of common stock as payment for services and 625,000 shares as payment for compensation.

     During the year ended February 28, 2005, the Company sold 1,469,927 shares of common stock and warrants to purchase 441,003 shares of common stock for aggregate consideration of $1,514,000. The net proceeds of the private placement were $1,278,000 after fees, expenses and other costs. In connection with the private placement, the Company issued warrants to purchase 293,985 shares of common stock to its placement agent. All of the warrants issued in the private placement are exercisable over a five-year term at an exercise price of $1.50 per share.


7.   STOCK OPTIONS:

     Transactions relating to stock options are as follows:




                                                                      Weighted-
                                                       Number of      Average
                                                       Shares and     Exercise
                                                        Options         Price
                                                       Exercisable    per Share
--------------------------------------------------------------------------------
Balance at February 28, 2002                              4,000,000       $1.22
Canceled                                                    250,000       $0.88
Granted                                                         -0-         -0-
--------------------------------------------------------------------------------
Balance at February 28, 2003                              3,750,000       $1.24
Canceled                                                    250,000        4.00
Granted                                                     950,000        0.31
--------------------------------------------------------------------------------
Balance at February 29, 2004                              4,450,000       $0.89
Canceled and expired                                      2,800,000        1.90
Granted                                                     700,000       $1.64
--------------------------------------------------------------------------------
Balance at February 28, 2005                              2,350,000       $0.36
================================================================================


     In April 2000, the Company adopted an incentive stock option plan (the "2000 Plan") under which options to purchase 3,000,000 shares of common stock may be granted to certain key employees, directors or consultants. The exercise price was based on the fair market value of such shares as determined by the board of directors at the date of the grant of such options. In December 2003, the Company adopted a second incentive stock option plan (the "2004 Plan") under which options to purchase 3,000,000 shares of common stock may be granted to certain key employees, directors or consultants. The exercise price is be based on the fair market value of such shares as determined by the board of directors at the date of the grant of such options.

                                     PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     In May 2001, the Company granted an option to purchase 250,000 shares of the Company's common stock at $0.88 per share to its Vice President and Director of Operations. This option has a 5-year maturity from the date of grant. This option was canceled by its term ninety days after the employee's resignation during the fiscal year ended February 28, 2003.

     In February 2002, the Company granted an option to purchase 600,000 shares of the Company's common stock at $0.40 per share to its Vice President and Chief Financial Officer. This option has a 10-year maturity from the date of grant.

     In February 2002, the Company granted an option to purchase 500,000 shares of the Company's common stock at $0.40 per share to its President and Chief Executive Officer. This option has a 10-year maturity from the date of grant.

     In February  2002,  the Company  reset the option  strike price for 300,000
     outstanding   options  owned  by  its  directors  to  $0.40.  A  charge  to compensation was not necessary.

     In December 2003, the Company established a 2004 Stock Incentive Plan that included 3,000,000 shares of common stock. In addition, the Company granted options to employees and directors on 940,000 shares of the Company's common stock at $0.32 per share. These options have a 10-year maturity from the date of grant.

     During August 2004, two officers of the Company, its President and Vice President of Finance as requested by the Company's investment banker, exchanged options that they held for common stock at a ratio of two options for the issuance of one share of common stock. The purpose of this transaction was to make available more common shares to be sold in the SB-2 Registration. The Company's President exchanged 1.2 million options for 600,000 shares of common stock to vest over a two year period. The Company's Vice President of Finance exchanged 600,000 options for 300,000 shares of common stock to be vested over at two year period.

     As of February 28, 2005, options to purchase 1,660,000 shares of common stock have been granted under the 2000 Plan and 690,000 shares of common stock under the 2004 Plan. The following table summarizes the information about all stock options outstanding at February 28, 2005:

                                     PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------





                           Options Outstanding and Exercisable
                           -----------------------------------
                                      Weighted-
                                       Average                Weighted-
                                      Remaining                Average
  Range of          Number           Contractual              Exercise
Exercise Price   Outstanding         Life (Years)               Price
--------------------------------------------------------------------------------


$0.28               250,000               8.5                   $0.28
$0.32               690,000               8.75                  $0.32
$0.40             1,410,000               6.72                  $0.40
--------------------------------------------------------------------------------
$0.40 - $5.00     2,350,000                                     $0.36
================================================================================

     The Company elected , in accordance with the provisions of SFAS No. 123, to apply the current accounting rules under APB Opinion No. 25 and related interpretations in accounting for stock options and, accordingly, has presented the disclosure-only information as required by SFAS No. 123. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net income and income per common share for the years ended February 28, 2003, February 29, 2004, and February 28, 2005 would approximate the pro forma amounts shown in the table below:



                            February 28,        February 29,        February 28,
Year ended                      2003               2004                 2005
--------------------------------------------------------------------------------
Reported net income (loss) $     (827,000)   $     (1,088,000)   $   (1,475,000)
================================================================================
Pro forma net income (loss)$     (827,000)   $     (1,088,000)   $   (1,475,000)
================================================================================
Reported net income (loss)
 per common share          $        (0.04)   $          (0.06)   $        (0.07)

Pro forma net income (loss)
 per common share          $        (0.04)   $          (0.06)   $        (0.07)
================================================================================

     The fair value of options granted (which is amortized to expense over the option vesting period in determining the proforma impact) is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                     PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



                        February 28,        February 29,         February 28,
Year ended                  2003                2004                 2005
--------------------------------------------------------------------------------
Expected life of options  8.07 years         7.07 years           6.07 years
================================================================================
Risk-free interest rate   4.75%              4.75%                   4.75%
================================================================================
Expected volatility
 of RMS Titanic, Inc.    100.0%             100.0%                  100.0%
================================================================================
Expected dividend yield on
 RMS Titanic, Inc.       $ - 0 -            $ - 0 -                $ - 0 -
================================================================================

     The weighted-average fair value of options granted during the years is as follows:

                         February 28,        February 29,        February 28,
Year ended                   2003                2004                2005
--------------------------------------------------------------------------------

Fair value of each
 option granted            $   --             $   --                $   --
Total number of
 options granted               --            940,000                    --
--------------------------------------------------------------------------------
Total fair value of all
 options granted           $   --             $   --                $   --
================================================================================

     In accordance with SFAS No. 123, the weighted-average fair value of stock options granted is based on a theoretical statistical model using the preceding Black-Scholes assumptions. In actuality, because the Company's stock options do not trade on a secondary exchange, employees can receive no value or derive any benefit from holding stock options under these arrangements without an increase in the market price of the Company. Such an increase in stock price would benefit all stockholders commensurately.

                                     PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.   LITIGATION:


     The  United  States  Department  of  State  and the  National  Oceanic  and
     Atmospheric Administration of the United States Department of Commerce ("NOAA") are working together to implement an International Treaty (the "Agreement") with entities in Britain France and Canada that could diminish or otherwise impact the Company's salvor-in-possession rights to the TITANIC which had been awarded by the District Court. The Company has raised numerous objections to the United States Department of State regarding the actions of the United States to participate in efforts to reach an agreement governing salvage activities of the TITANIC. The Agreement, as drafted, does not recognize the existing rights of the Company in the TITANIC, that have been re-affirmed in the District Court and affirmed by the Fourth Circuit, and provides that the Agreement becomes effective when any two of the party states sign it. During November 2003, the Britain signed the Treaty. United States Department of Justice has represented that the United States believed it had complied with the RMS TITANIC Memorial Act in the development of the international guidelines to implement the Agreement, but would solicit comments from the public at large regarding the draft international guidelines and the NOAA will consider the comments, and then publish the final international guidelines. On April 3, 2000 the Company filed a motion for declaratory judgment asking that the District Court declare unconstitutional and inappropriate the efforts of the United States to reach an international agreement with the other parties and that it be precluded from seeking to implement the Agreement. On September 15, 2000, the Court ruled that the Company's motion was not ripe for consideration at the present time, and that the Company may renew its motion when and if an Agreement is agreed to and signed by the parties, final guidelines are drafted, and Congress passes implementing legislation. The Company expects that whatever the outcome of this matter, there will be no impact on artifacts that have already been recovered, but the Company does not know what effect, if any, this Agreement will have on future Company operations.

                                     PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     On January 16, 2001, the Securities and Exchange Commission (the "Commission") authorized its staff to conduct a formal order of investigation. The Commission has requested various documents relating to, among other things, the change in control of the Company that occurred during November 1999; any solicitations that may have been made without a written proxy statement or a filing; the purchase of the Company's common stock by certain shareholders; the accuracy of the Company's financial statements; information about the Company's accounting procedures and controls; documents about its subsidiaries; and other information about consulting agreements, communications with certain individuals, employment of its officers, and other Company matters. The Company is cooperating with the investigation and has produced documents requested by the Commission. The Company is unable to predict the eventual outcome of this matter.

     On May 3, 2001, the Company was served with a lawsuit in Superior Court in the State of California which later was removed to the United States District Court for the Central District of California by Westgate Entertainment Corporation, a California corporation, and its wholly owned subsidiary, Weyland & Chase Engineering, NV, a Netherlands Antilles corporation. The complaint claims that on January 18, 2000, the plaintiffs entered into oral five year, "pay or play" contracts of $200,000 per year for Westgate Entertainment and $100,000 per year for Weyland & Chase. Westgate Entertainment further claimed the Company agreed to pay or provide other additional considerations. The Central District Court entered an order denying the Company's motion for summary judgment. Thereafter, in March of 2002, the Central District Court denied the Company's right to appeal its interlocutory order denying the Company's motion for summary judgment. In July 2002, the matter was settled whereby the Company agreed to pay $388,000 over a thirty-month period and the parties further exchanged releases and agreed to certain restrictive covenants, among other considerations.

     On April 12,  2002,  the  United  States  Court of  Appeals  for the Fourth
     Circuit (the "Fourth Circuit") affirmed two orders of the United States District Court for the Eastern District of Virginia, Norfolk Division. R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel , 2002 U.S. App. LEXIS 6799 (4th Cir. 2002). Dated September 26, 2001 and October 19, 2001, these orders restricted the sale of artifacts recovered by the Company from the TITANIC wreck site. In rendering its opinion, the Fourth Circuit reviewed and declared ambiguous the June 7, 1994 Order of the District Court that had awarded ownership to the Company of all items then salvaged from the wreck of the Titanic as well as all items to be salvaged in the future by the Company so long as the Company remained salvor-in-possession of the TITANIC. Having found the June 7, 1994 Order ambiguous, the Fourth Circuit reinterpreted the order to convey only possession, not title, pending determination of a salvage award. This opinion conflicts with previous rulings that were rendered by both the Fourth Circuit, R.M.S. Titanic, Inc. v. Haver, et al, 171 F.3d 943 (4th Cir. 1999) and the District Court, all of which the Company had relied upon in the conduct of its business. Furthermore, based on a June 7, 1994 Order of the District Court, the Company believed it was the exclusive owner of the Artifacts. The Company petitioned the United States Supreme Court to hear its appeal of the April 12, 2002 decision of the Fourth Circuit. However, that petition was denied on October 7, 2002.

     On April 25, 2002, the Company was served with notice of litigation initiated by Lawrence D'Addario, et al v. Arnie Geller, G. Michael Harris, Joe Marsh, Gerald Couture, Nick Cretan, Doug Banker and the Company in the United States District Court for the Eastern District of Virginia, Norfolk Division. The suit alleges fraud, self-dealing, mismanagement, diversion and waste of corporate assets by the individuals in their capacity as directors and/or officers of the Company and for Joe Marsh, as a principal shareholder of the Company. On April 23, 2004, the United States District Judge for the Eastern District of Virginia Rebecca B. Smith dismissed the lawsuit filed by Lawrence D'Addario against the Company and Arnie Geller and Gerald Couture, two officers and directors of the company.
     Specifically, the Court approved and adopted in full the findings and recommendations set forth in the Magistrate Judge's reports and recommendations of March 5, 2004 whereby summary judgment as to Counts I, II and III of the D'Addario Complaint was granted in favor of Messrs. Geller and Couture. Summary judgment was also granted in favor of defendants Mr. Joseph Marsh, a principal shareholder and Mr. G. Michael Harris, a former officer and director. By Order, dated December 19, 2003, the Court had previously dismissed Count IV of the Complaint as moot. The Court's final order is subject to a possible appeal to the Fourth Circuit Court of Appeals.

                                     PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The Company is involved in various claims and other legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate outcome of these matters would not have a material adverse impact on the financial position of the Company or the results of its operations.

9.   COMMITMENTS AND CONTINGENCIES:


     During the year ended February 28, 2002, the Company entered into agreements for the services of two individuals for an annual aggregate amount of $600,750. Each individual, at his option, may elect to receive his compensation in shares of the Company's common stock. For this purpose, the common stock will be valued at 50% of its closing bid price as of the date of the election. However, for financial statement purposes the Company will charge the full value of the common stock issued to compensation expense.

     On February 2, 2002, the Company executed an employment agreement with its President and Chief Executive Officer. The employment agreement is for a five-year term and provides for annual base salaries of $330,750 per year, with annual 5% increases. On April 10, 2004, this employment agreement was extended on the same terms and conditions with a new termination date of February 2, 2009.

     On February 2, 2002, the Company executed an employment agreement with its Vice President and Chief Financial Officer. The employment agreement is for a four-year term and provides for annual base salaries of $270,000 per year, with annual 5% increases. On April 10, 2004, this employment agreement was extended on the same terms and conditions with a new termination date of February 2, 2008.

     The Company has non-cancelable operating leases for office space. The leases are subject to escalation for the Company's pro rata share of increases in real estate taxes and operating costs. During the fiscal year ended February 28, 2005, the Company entered into another non-cancelable operating lease for warehouse space through December 31, 2007.

                                     PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Future minimum lease payments for leases in effect as of February 28, 2005 and entered into subsequent to that date are as follows:

          Year ending February 28(29),

                     2006                                  $197,000
                     2007                                   202,000
                     2008                                   192,000
                     2009                                   124,000

--------------------------------------------------------------------------------
                                                           $715,000
================================================================================

     Rent expense charged to operations amounted to $205,000, $132,000 and $207,000 for the years ended February 28, 2003, February 29, 2004, and February 28, 2005, respectively.

10.  OTHER RELATED PARTY TRANSACTIONS:

     Included in accounts payable and accrued liabilities at February 29, 2004 and February 28, 2005 is $25,000 due to certain partners of TVLP.

11.  EXHIBITIONS:

     During the two-year period ended February 29, 2004 and thru April 25, 2004, the Company has presented, through licensing arrangements exhibitions of TITANIC's Artifacts and other TITANIC memorabilia.

     In March 1999, the Company entered into an agreement with Magicworks Entertainment, Inc., a direct subsidiary of PACE Entertainment, Inc. and an indirect subsidiary of SFX Entertainment, Inc. (collectively "SFX"), in which the Company granted SFX an exclusive worldwide license to exhibit the Company's TITANIC artifacts for a minimum payment of $8,500,000, annually. This license agreement had an initial term of one year, commencing September 15, 1999, with SFX having the option to extend the term for up to four additional one-year periods. All obligations of Magicworks Entertainment, Inc. under this license agreement were guaranteed by SFX Entertainment, Inc. The original agreement was amended on September 18, 2000 by the Company and SFX Family Entertainment, Inc., successor to Magicworks Entertainment, Inc. Another amendment extended the agreement to January 3, 2003. The first amendment required a minimum annual payment of $2,000,000 that was received during fiscal year ended February 28, 2002. Pursuant to the license agreement, as amended, the Company was to receive twenty percent of the ticket, merchandise, and sponsorship and ancillary revenues over $10,000,000. Each amendment required a guaranteed minimum annual payment of $2,000,000. For the amendment periods ended November 31, 2001 and January 3, 2003, the Company received payments of $616,000 and
     $683,242, respectively, over the guaranteed minimum annual payments pursuant to the revenue sharing provisions of the agreement. On August 15, 2003, a Fifth Amendment to the license agreement was executed whereby the term was extended to April 25, 2004. In this amendment, the exhibitry owned by Clear Channel Exhibitions, Inc. ("CCE") was sold to the Company for $600,000 with $300,000 forthcoming from overage payments during the final extended term and the balance to be paid by the Company in $150,000 installments due annually over the next two years. On May 26, 2004, a Sixth Amendment to this same license agreement was executed which provided that the two installment payments of $150,000 were changed whereby CCE was granted a security interest in the exhibitry being acquired by the Company and the necessity of a letter of credit was waived for a new payment schedule that included all overage payments due from CCE and payments of $50,000 every six months until the remaining obligation is paid in full. The last three amendments were executed with CCE, formerly known as SFX Family Entertainment, Inc.

                                    PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

12.  401(k) PLAN:

Effective March 2004, the Company adopted the RMS Titanic, Inc. 401(k) and Profit Sharing Plan under section 401(k) of the Internal Revenue Code of 1986, as amended. Under the Plan, all employees eligible to participate may elect to contribute up to the lesser of 12% of their salary or the maximum allowed under the Code. All employees who are at least age 21 and have completed 1,000 hours of service are eligible. The Company may elect to make contributions to the Plan at the discretion of the Board of Directors. During 2004, the Company made no contributions to the plan. The Plan name has been changed to Premier Exhibitions 401(k) and Profit Sharing Plan.

13.  SUBSEQUENT EVENT:


     On April 13, 2005, the Company entered into a term sheet for a joint venture to co-produce four exhibitions for four domestic markets with a major entertainment producer. This undertaking will be finalized in a definitive agreement to be executed within thirty days but funding of $2,425,000 has been made to the Company by the joint venturer. These new exhibitions will provide the Company with minimum exhibition guarantees and revenue participation and include provisions for repayment of the advance funding. The Company provided a general security interest over its assets as part of this undertaking.

     On April 13, 2005, the Company received $500,000 for the purchase of 300,000 shares of the Company's common stock from the joint venturing party as consideration in the co-production undertaking. These common shares issued in this transaction at a $1.667 per share price are unregistered securities under the Securities Act of 1933, as amended.

     On March 7, 2005, the Company, through a newly formed wholly owned subsidiary, Premier Acquisitions, Inc. (PAI), a Nevada corporation, entered into a letter of intent, to acquire all the membership interests in Exhibitions International LLC ("EI"), a Nevada LLC. EI held certain exclusive licensing rights to certain anatomical specimens and exhibitry that would significantly broaden the Company's offerings in its human anatomy educational exhibition business. The membership of EI included Mr. Joe Marsh, an individual who owns a greater than 10% interest in Premier Exhibitions, Inc.. Mr. Marsh's interest in EI was 17%.

     The acquisition of EI was principally funded in two tranches, first on April 25th and then on May 2nd, 2005 and was completed as follows: (1) payment of $1.5 million by PAI for 100% of the membership interests of EI;
     (2) the payment of a certain debt obligation of EI in the amount of $300,000 paid by PAI; (3) the issuance of 200,000 shares of the Company stock, then valued at $1.54 per share; and (4) the issuance of warrants to acquire Company common stock with a three year term, each of which is for 100,000 shares with their respective strike prices of $1.25, 1.50 and 1.75.

     On May 2, 2005, the Company completed the cash payments for acquisition of Exhibitions International, a Nevada LLC, and was consequently obligated to issue the following securities as further consideration: (1) 200,000 shares of the Company stock, valued at $1.54 per share; and (2) 300,000 warrants to acquire Company common stock with a three year term, each of which is for 100,000 shares with their respective strike prices of $1.25, 1.50 and
     1.75. Mr. Joe Marsh an owner of more than 10% of the Company's outstanding common stock is a recipient of 68,000 shares of this common stock issuance. Mr. Marsh is not receiving any warrants that are to be issued.

                   PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES

                    INTERIM FINANCIAL STATEMENTS (UNAUDITED)
                    ----------------------------------------


                                        Premier Exhibitions, Inc. and Subsidiaries
                                                Consolidated Balance Sheets

                                                                                         February 28,            August 31,
                                                                                             2005                   2005
                                                                                    ---------------------   --------------------
                                                                                                                 (unaudited)
Assets
Current assets:
    Cash and cash equivalents                                                        $         1,258,000     $        2,243,000
    Accounts receivable                                                                        1,057,000                860,000
    Prepaid and refundable taxes                                                                 222,000                 41,000
    Prepaid expenses and other current assets                                                  1,405,000              1,982,000
                                                                                     ---------------------   --------------------
Total current assets                                                                           3,942,000              5,126,000

    Artifacts owned, at cost                                                                   4,476,000              4,477,000
    Salvor's lien                                                                                  1,000                  1,000
    Salvor-in-possession rights                                                                  879,000                879,000
    Property and equipment, net of accumulated depreciation
    of $1,976,000 and $2,134,000, respectively                                                   738,000              1,264,000
    Exhibition licenses, net of amortization of $-0- and $172,000, respectively                        -              3,951,000
    Other assets                                                                                 728,000                123,000
                                                                                     ---------------------   --------------------
                                                                                     $        10,764,000     $       15,821,000
                                                                                     =====================   ====================

Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable and accrued liabilities                                                   1,660,000              1,723,000
    Deferred revenue                                                                           1,000,000                      -
    Notes payable                                                                                425,000              3,223,000
                                                                                     ---------------------   --------------------
Total current liabilities                                                                      3,085,000              4,946,000

Commitments and contingencies                                                                          -                      -

Stockholders' equity:
    Common stock; $.0001 par value; authorized 40,000,000 shares; issued and outstanding 22,299,939 and 23,074,939 shares
       at February 28, 2005 and August 31, 2005, respectively                                      2,000                  2,000
    Common stock payable                                                                               -                 96,000
    Additional paid-in capital                                                                20,316,000             21,488,000
    Accumulated deficit                                                                      (12,665,000)           (10,707,000)
    Accumulated other comprehensive income (loss)                                                 26,000                 (4,000)
                                                                                     ---------------------   --------------------
Total stockholders' equity                                                                     7,679,000             10,875,000
                                                                                     ---------------------   --------------------

                                                                                     $        10,764,000     $       15,821,000
                                                                                     =====================   ====================

                        The accompanying notes are an integral part of the consolidated financial statements.



                                                 Premier Exhibitions, Inc. and Subsidiaries
                                                   Consolidated Statements of Operations
                                                                (unaudited)

                                             Three Months Ended August 31,                      Six Months Ended August 31,
                                    ---------------------------------------------     ---------------------------------------------
                                            2004                      2005                    2004                      2005
                                    -------------------       -------------------     --------------------      -------------------

Revenue:
      Exhibition and related
       merchandise sales            $         2,290,000       $         3,497,000     $          2,699,000      $         5,890,000
      Merchandise and other                      84,000                   218,000                   52,000                  310,000
      Sale of coal                                7,000                    19,000                   21,000                   66,000
                                    -------------------       -------------------     --------------------      -------------------
Total revenue                                 2,381,000                 3,734,000                2,772,000                6,266,000

Expenses:
      General and administrative              1,106,000                 1,308,000                2,051,000                2,399,000
      Depreciation and amortization             148,000                   255,000                  176,000                  329,000
      Exhibition costs                          966,000                   627,000                1,240,000                1,423,000
      Cost of merchandise sold                   11,000                     6,000                   23,000                   18,000
      Cost of coal sold                           1,000                     1,000                    5,000                    8,000
                                    -------------------       -------------------     --------------------      -------------------
 Total expenses                               2,232,000                 2,197,000                3,495,000                4,177,000

                                    -------------------       -------------------     --------------------      -------------------
Income (loss) from operations                   149,000                 1,537,000                 (723,000)               2,089,000

Other income and expenses:
      Interest income                                 -                         -                    1,000                    4,000
      Interest expense                          (15,000)                  (34,000)                 (19,000)                 (51,000)
      Loss on sale of fixed assets                    -                         -                        -                  (84,000)
                                    -------------------       -------------------     --------------------      -------------------
Total other income and expenses                 (15,000)                  (34,000)                 (18,000)                (131,000)

Income (loss) before provision
 for income taxes                               134,000                 1,503,000                 (741,000)               1,958,000

Provision for income taxes                            -                         -                        -                        -
                                    -------------------       -------------------     --------------------      -------------------
Net income (loss)                               134,000                 1,503,000                 (741,000)               1,958,000

Other comprehensive operations:
      Foreign currency translation                    -                   (30,000)                       -                  (30,000)
                                    -------------------       -------------------     --------------------      -------------------
Net income (loss) after
 other comprehensive operations     $           134,000       $         1,473,000     $           (741,000)     $         1,928,000
                                    ===================       ===================     ====================      ===================

Basic income (loss)
 per common share                   $              0.01       $              0.07     $              (0.04)     $              0.09
                                    ===================       ===================     ====================      ===================

Basic weighted average number of
      common shares outstanding              19,841,431                23,074,939               19,341,391               22,927,113
                                    ===================       ===================     ====================      ===================

Diluted income (loss)
 per common share                   $              0.01       $              0.06     $              (0.04)     $              0.08
                                    ===================       ===================     ====================      ===================

Diluted weighted average number of
      common shares outstanding              19,841,431                25,315,631               19,341,391               25,167,805
                                    ===================       ===================     ====================      ===================

                The accompanying notes are an integral part of the consolidated financial statements.


                                                Premier Exhibitions, Inc. and Subsidiaries
                                                  Consolidated Statements of Cash Flows
                                                               (unaudited)

                                                                                        Six Months Ended August 31,
                                                                                 ------------------------------------------
                                                                                         2004                   2005
                                                                                 --------------------    ------------------

Cash flows from operating activities:
  Net income (loss)                                                              $           (741,000)   $        1,958,000
                                                                                 --------------------    ------------------

         Adjustments to reconcile net income (loss) to net cash provided (used)
           by operating activities:
               Depreciation and amortization                                                  176,000               329,000
               Issuance of common stock for interest expense                                    3,000                     -
               Issuance of common stock in exchange for options                                98,000                     -
               Issuance of common stock for services                                          277,000                     -
               (Increase) decrease in cost of artifacts                                         3,000                (1,000)
               Changes in operating assets and liabilities:
                  (Increase) decrease in accounts receivable                                 (699,000)              198,000
                  (Increase) decrease in prepaid and refundable taxes                               -               181,000
                  (Increase) decrease in prepaid expenses and other current assets           (140,000)             (578,000)
                  (Increase) decrease in other assets                                        (101,000)              607,000
                  Increase (decrease) in deferred revenue                                     305,000            (1,000,000)
                  Increase (decrease) in accounts payable and accrued liabilities             649,000               126,000
                                                                                  --------------------    ------------------
            Total adjustments                                                                 571,000              (138,000)
                                                                                  --------------------    ------------------

                                                                                  --------------------    ------------------
           Net cash provided (used) by operating activities                                  (170,000)            1,820,000
                                                                                  --------------------    ------------------

Cash flows used by investing activities:
           Purchases of property and equipment                                               (898,000)             (683,000)
           Investment in salvor-in-possession rights                                         (421,000)                    -
           Purchase of exhibition license                                                           -            (2,082,000)
                                                                                  --------------------    ------------------
           Net cash used by investing activities                                           (1,319,000)           (2,765,000)
                                                                                  --------------------    ------------------

Cash flows from financing activities:
           Proceeds from notes payable                                                        500,000             2,479,000
           Principal payment on notes payable                                                 (25,000)           (1,083,000)
           Proceeds from warrant exercise                                                           -                64,000
           Proceeds from sale of common stock                                               1,278,000               500,000
                                                                                  --------------------    ------------------
           Net cash provided by financing activities                                        1,753,000             1,960,000
                                                                                  --------------------    ------------------

Effect of exchange rate changes on cash                                                             -                     -

Net increase (decrease) in cash and cash equivalents                                          264,000             1,015,000

Cash and cash equivalents at beginning of period                                              547,000             1,258,000

Effect of exchange rate changes                                                                     -               (30,000)
                                                                                  --------------------    ------------------

Cash and cash equivalents at end of period                                        $           811,000     $       2,243,000
                                                                                  ====================    ==================

Supplemental disclosure of cash flow information:
         Cash paid during the period for interest                                 $            16,000     $          10,000
                                                                                  ====================    ==================

Supplemental schedule of non-cash activities:
         Issuance of common stock to officers for cancellation of options         $         1,179,000     $               -
                                                                                  ====================    ==================

                The accompanying notes are an integral part of the consolidated financial statements.

                   PREMIER EXHIBITIONS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


1. Basis of Presentation

The accompanying unaudited consolidated financial statements reflect all adjustments, consisting of only normal recurring items, which in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full year or for any future period.

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to uncollectible receivables, the useful lives of long-lived assets including property and equipment, goodwill, income taxes and contingencies. In addition, the Company uses assumptions when employing the Black-Scholes option valuation model to estimate the fair value of stock options granted. The Company bases its estimates of the carrying value of certain assets and liabilities on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, when these carrying values are not readily available from other sources. Actual results may differ from these estimates.

These consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended February 28, 2005.

Certain amounts in the prior year's balance sheet and statement of cash flows have been reclassified to conform to the current year presentation.

2. Earnings Per Share Data

Basic per share amounts exclude dilution and are computed using the weighted average number of common shares outstanding for the period. Unless the effects are anti-dilutive, diluted per share amounts reflect the potential reduction in earnings per share that could occur if equity based awards were exercised or converted into common stock. For the three months and six months ended August 31, 2005 and 2004, basic per share amounts are calculated using the weighted average number of common shares outstanding during the period.

For the three months and six months ended August 31, 2005 and 2004, diluted per share amounts are calculated using the weighted average number of common shares outstanding during the period and, if dilutive, potential common shares outstanding during the period. Potential common shares include unvested restricted stock and common shares issuable upon exercise of stock options using the treasury stock method. The following table sets forth the computation of basic and diluted net income (loss) per share:

                                                  Three months                            Six months
                                                 ended August 31,                       ended August 31,
                                     ------------------------------------   ------------------------------------
                                              2004              2005                 2004              2005
                                     ------------------------------------   ------------------------------------

                                     ------------------------------------   ------------------------------------
Net income (loss)                         $ 134,000       $ 1,503,000           $ (741,000)      $ 1,958,000
                                     ====================================   ====================================

Weighted average number of common        19,841,431        23,074,939           19,341,391        22,927,113
  shares outstanding

Common equivalent shares
  representing shares issuable
  upon exercise of outstanding
  warrants and options                            -         2,240,692                    -         2,240,692
                                     ------------------------------------   ------------------------------------
                                         19,841,431        25,315,631           19,341,391        25,167,805
                                     ====================================   ====================================

 Net income (loss) per share:
    Basic                                    $ 0.01            $ 0.07              $ (0.04)           $ 0.09
                                     ====================================   ====================================

    Diluted                                  $ 0.01            $ 0.06              $ (0.04)           $ 0.08
                                     ====================================   ====================================

3. Financing Arrangements

On April 13, 2005, the Company entered into a term sheet for a joint venture to co-produce four exhibitions for four domestic markets with a major entertainment producer. This undertaking will be finalized in a definitive agreement. Funding of $2,425,000 has been made to the Company by the joint venturer. The joint venture partner provided a $1,000,000 credit facility to the Company. This credit facility is repayable quarterly on account of principal in the amount of $100,000 in 2005 commencing September 30th and $150,000 in 2006 and thereafter together with interest at the rate of ten percent per annum and repayable in full on September 30, 2006. These new exhibitions will provide the Company with minimum exhibition guarantees and revenue participation and include provisions for repayment of the advance funding. The Company provided a general security interest over its assets as part of this undertaking.

On April 13, 2005, the Company received $500,000 for the purchase of 300,000 shares of the Company's common stock from the joint venturing party as consideration in the co-production undertaking. The common shares issued in this transaction at a $1.667 per share price are unregistered securities under the Securities Act of 1933, as amended (the "Securities Act"), and were issued in reliance on Section 4(2) of the Securities Act, as the issuance did not involve a public offering.

On March 7, 2005, the Company, through a newly formed wholly owned subsidiary, Premier Acquisitions, Inc. ("PAI"), a Nevada corporation, entered into a binding letter of intent, to acquire all the membership interests in Exhibitions International, LLC ("EI"), a Nevada LLC. EI held certain exclusive licensing rights to certain anatomical specimens and exhibitry that would significantly broaden the Company's offerings in its human anatomy educational exhibition business. The membership of EI included Mr. Joe Marsh, an individual who owns a greater than 10% interest in the Company. Mr. Marsh's interest in EI was 17%.

The acquisition of EI was principally funded in two tranches, first on April 25, 2005 and then on May 2, 2005, and was completed as follows: (1) payment of $1,500,000 by PAI for 100% of the membership interests of EI; (2) the payment of a certain debt obligation of EI in the amount of $300,000 paid by PAI; (3) the issuance of 200,000 shares of the Company's common stock, valued at $1.54 per share; and (4) the issuance of three-year warrants to acquire 300,000 shares of the Company's common stock, which warrants have respective strike prices of $1.25 (with respect to 100,000 shares of common stock), $1.50 (with respect to 100,000 shares of common stock), and $1.75 (with respect to 100,000 shares of common stock).

On May 2, 2005, the Company completed the cash payments for the acquisition of El, and issued the following securities as further consideration: (1) 200,000 shares of the Company's common stock, valued at $1.54 per share discussed above; and (2) the three-year warrants discussed above. Mr. Joe Marsh, an owner of more than 10% of the Company's outstanding common stock, is a recipient of 68,000 shares of this common stock issuance. Mr. Marsh was not issued any warrants. These securities were issued in reliance on Section 4(2) of the Securities Act, as the transaction did not involve a public offering.

The fair value of the three-year warrants for EI to acquire 300,000 shares of the Company's common stock at strike prices of $1.25 (with respect to 100,000 shares of common stock), $1.50 (with respect to 100,000 shares of common stock), and $1.75 (with respect to 100,000 shares of common stock) is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Expected life of options:  3 years
Risk-free interest rate:   4.75%
Expected volatility:       100.0%
Expected dividend yield:   $-0-

The estimated value of the warrants is approximately $299,000, which is recorded in exhibition licenses in the Company's financial statements.

4. Legal Proceedings

On May 17, 2004, the Company appeared before the United States District Court for the Eastern District of Virginia for a pre-trial hearing to address issues in preparation for an Interim Salvage Award trial. At that hearing, the Company informed the court that the United States government has declined the Company's proposal to transfer the Company's Salvor-in-Possession rights to the government. The Company confirmed that it intends to retain its Salvor-in-Possession rights in order to exclusively recover and preserve artifacts from the wreck site of the Titanic. As a result of that hearing, on July 2, 2004, the Court rendered an opinion and order that stated the Court will not recognize the 1993 Proces-Verbal, which granted to the Company all artifacts recovered from the wreck site during the 1987 expedition, and that the Company will not be permitted to present evidence at the Interim Salvage Award trial for the purpose of arguing that it should be awarded title to the Titanic artifacts under the law of finds. In part, the Court found that the law of finds does not apply to the Company because it is the salvor-in-possession of the Titanic wreck and wreck site. The Company has appealed the July 2, 2004 Court Order, which appeal is now pending in the United States Court of Appeals for the Fourth Circuit. The Court granted a stay of proceedings on August 2, 2004, which will delay the Interim Salvage Award trial.

The U.S. Department of State and the National Oceanic and Atmospheric Administration of the U.S. Department of Commerce are working together to implement an international treaty with the governments of the United Kingdom, France and Canada concerning the Titanic wreck site. The U.S. Congress has not yet passed implementing legislation with respect to this treaty which is necessary for the treaty to become effective. The Company has raised numerous objections to the U.S. Department of State regarding the participation of the U.S. in efforts to reach an agreement governing salvage activities with respect to the Titanic. The treaty, as drafted, does not recognize the Company's existing rights in the Titanic. The treaty becomes effective when any two parties sign and ratify it. At this time it has not become effective.

On April 3, 2000, the Company filed a motion for declaratory judgment in United States Federal District Court asking that the court declare unconstitutional the efforts of the U.S. to implement the treaty. On September 15, 2000, the court ruled that the Company's motion was not ripe for consideration and that the Company may renew its motion when and if the treaty is agreed to and signed by the parties, final guidelines are drafted, and Congress passes implementing legislation. As discussed above, since the treaty is not yet operative, the Company has not re-filed its motion. The Company expects that whatever the outcome of this matter, this treaty will have no impact as to artifacts which have already been recovered by the Company.